Investor Information August - September Exhibit 99.1

2 Table of Contents Topic Page # Profile and Strategy 3-12 Asset / Liability Management 13-23 Fees & Expenses 24-32 Business Segment Highlights 33-35 Loans & Deposits 36-44 Capital, Debt & Liquidity 45-47 Technology 48-51 Credit 52-64 Near-Term Expectations 65 Environmental, Social & Governance 66-67 Appendix & Forward Looking Statements 68-84

3 Alabama – 186 Georgia – 117 Iowa – 5 Mississippi – 98 South Carolina – 18 Arkansas – 57 Illinois – 41 Kentucky – 9 Missouri – 49 Tennessee – 195 Florida – 272 Indiana – 40 Louisiana – 80 North Carolina – 6 Texas – 88 Ranked 19th in the U.S. in total deposits(1) Branch Locations by State(2) Our Banking Franchise (1) Source: S&P Capital IQ as of 6/30/2023; pro-forma for announced M&A transactions as of 7/29/2024. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 6/30/2024. (3) Assets, Market Capitalization, Customers, Branches, ATMs, and Associates are as of June 30, 2024. Regions HQ Retail Branch Footprint Specialized Lending Nationwide Regions is one of the top financial institutions in the U.S., providing financial solutions for a wide range of clients including retail and mortgage banking services, commercial banking services, and wealth & investment services through its 15-state retail banking footprint, along with national advisory and specialty lending offerings.(3) Assets $154 Billion Market Capitalization $18.4 Billion Customers ~5 Million Branches 1,262 ATMs 2,022 Associates (FTE) 19,595

# Diversified Lines of Businesses

GENERATING
Consistent Sustainable Long-term Performance

## Consumer Bank

**Retail**
Branch network, ATMs, deposit accounts, credit cards, home equity loans, etc. Includes small businesses serviced through the branch

**Mortgage**
~300 Mortgage Loan Officers providing home financing to Customers; Business also has ~$70B in UPB for mortgage servicing rights (MSRs)

**EnerBank**
Acquired Oct 2021; Home improvement point-of-sale lending to consumers; typically HVAC, windows and doors, roofing, and pools

## Corporate Bank

**Large Corporate**
Banks businesses with revenues from $250M - $2B

**Middle-Market Commercial**
Banks businesses with revenues from $5M - $250M

**Real Estate Banking**
Commercial & investment banking services & products to commercial real estate customers

**Advisory Services & Specialty Lending**
Capital Markets, Treasury Management, Specialty Lending Verticals: Healthcare, Energy, Technology, Transportation, Financial Services, Asset-Based Lending, Franchise, Ascentium

## Wealth Management

**Private Wealth**
Wealth planning, banking, investment mgt, trust, estate services and philanthropic solutions for affluent and high net worth individuals and families with $500k+ in income producing assets

**Institutional Services**
Deliver asset mgt, retirement, investment consulting, corporate trust, escrow, funeral trust, and philanthropic solutions for businesses, gov't institutions and non-profit entities

**Investment Services**
Offers mass affluent customers financial planning, investments, retirement and savings solutions, through financial advisors and digital investing

2Q24 Pre-tax pre-provision income[(1)]



7%
44%
$727M
49%

2Q24 Average loans



2%
35%
$97B
63%

2Q24 Average deposits



6%
2%
29%
$127B
63%

Consumer | Corporate | Wealth Management | Other

(1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling ($55) million. The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results.

REGIONS | 4

5 CCAR Loan Loss Rate Profile Evolution Improved Credit Risk Profile Continuous Improvement Proactive Interest Rate Hedging Exited Non-Core Businesses Strategic M&A Top Quartile Profitability $24 $9 2008 2023 Investor CRE ($ in billions) 8.1% 7.8% 2012 2024 Customer Journeys Organization Simplification Revenue Growth Efficiency Improvements ~550 bps improvement in efficiency ratio 2016 to 2023 while improving Associate Engagement(1) • Hedge program introduced in 2017/2018 to protect NIM against falling interest rates was highly effective • New actions taken in 2022 and beyond to protect NIM if rates decrease now fully active 9.0% 21.9% 2015 RF ROATCE Indirect Auto 2012 2018 2019 2022 2023 Peers(2) (1) Gallup (2) Source: S&P Capital IQ; peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Bottom Quartile Median Top Quartile 13.9% 16.4% 17.2% Sold $1.2B Unsecured Consumer Loan Portfolio 2023 Sold $300M of Consumer Exit Portfolio

6 Top Market Share Plays valuable role in the competitive landscape (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2023; pro-forma for announced M&A transactions as of 7/29/2024. (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2023 FDIC deposit data of 20% or more. Markets with top 5 market share(1) • Ranked 19th in the U.S. in total deposits(1) • 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas • Top 5 or better market share in ~70% of MSAs across 15-state footprint(1) • Greater than 2/3 of deposits in markets without a significant money center bank presence(2) • High growth markets benefiting from population and business growth: ◦ Florida ◦ Georgia ◦ Texas ◦ Tennessee MSAs Non-MSA Counties

7 Strong In-Market Migration Converted legacy core markets into growth markets Serving Fast-Growing MSAs Deposits Market Rank(1) Nashville, Tennessee $10.0 3 Tampa, Florida $6.5 5 Atlanta, Georgia $5.8 7 Orlando, Florida $2.7 6 Knoxville, Tennessee $2.7 3 Huntsville, Alabama $2.7 1 Dallas/Ft Worth, Texas $2.1 21 Houston, Texas $2.1 16 Little Rock, AR $2.1 7 Chattanooga, TN $1.7 4 Indianapolis, Indiana $1.7 13 Pensacola, Florida $1.6 2 Daphne, AL $1.4 1 Destin, FL $1.3 1 Jacksonville, FL $1.1 8 National average: 2.4% '24-'29 Population Growth(1) 15 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average (1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2023. Pro-forma for announced M&A transactions as of 7/29/2024. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2021 - December 2022). (3) Source: U.S. Bureau of Labor Statistics. 18 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2024-2029 is 3.1% vs. national average of 2.4%(1) Unemployment rates in 7 of our top 8 deposit states remain below the national average(3)

8 Regions Receives Top Honors Regions Bank was recognized as a 2024 Silver Status Military Friendly and Military Spouse Friendly Employer Regions Bank was named a Gallup Exceptional Workplace Award Winner for the 10th consecutive year. For the fourth consecutive year, Regions Bank was named a Best Place to Work for Disability Inclusion by the Disability Equality Index Regions Financial named one of America’s most JUST Companies for third consecutive year The US Small Business Administration Office of International Trade selected Regions as a 2023 Export Lender of the Year Regions Bank is the highest- ranked bank on Forbes' 2024 list of Top 300 companies for customer service. Regions Investment Management has once again been recognized by Pensions & Investments with the 2023 Best Places to Work in Money Management award. For the seventh consecutive year, Fannie Mae has recognized Regions Mortgage for excellence in loan servicing Regions Bank is recognized by FORTUNE as one of America's most innovative companies. Regions Bank was ranked 1st among regional banks in JD Powers Online Banking Satisfaction StudySM .

9 Second Quarter Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 2Q24 Reported Adjusted(1) Net Income Available to Common Shareholders $477M Diluted Earnings Per Share $0.52 Total Revenue $1.7B $1.8B Non-Interest Expense $1.0B $1.0B Pre-Tax Pre-Provision Income(1) $727M $749M Efficiency Ratio 57.6% 57.6% Net-Charge Offs / Avg Loans 0.42% 0.42% • Consistently generating top-quartile returns in our peer group • Continued focus on disciplined capital allocation and risk-adjusted returns • Benefiting from loyal customer base, attractive footprint & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Proactive hedging strategies position Regions for success in an array of economic conditions • Delivering consistent, sustainable, long- term performance while remaining focused on soundness, profitability, & growth Highlights

10 Regions' Consistent Outperformance Adjusted PPI(1) Less Net Charge-offs to RWA(2) Regions' earnings, including credit costs, have been top quartile vs peers since 2019 1.96% 1.99% 2.30% 2.47% 2.31% 1.86% 2.07% 1.95% 1.78% 1.88% 1.96% 1.73% 1.58% 1.61% RF Peer Median 2019 2020 2021 2022 2023 1Q24 2Q24 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

11 ROATCE: Industry Leading Performance 14.9% 9.2% 21.4% 24.1% 21.9% 14.3% 20.8% 14.7% 8.5% 16.5% 19.3% 16.4% 12.9% 15.5% RF Peer Median 2019 2020 2021 2022 2023 1Q24 2Q24 ROATCE Performance Trend vs. Peers(1) (1) Non-GAAP; see Appendix for reconciliation. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. The 2018 ROATCE for Regions was 15.6% excluding a $191M after-tax benefit from discontinued operations primarily related to a gain from the sale of Regions Insurance Group. Other historical periods were also impacted by discontinued operations but to an immaterial extent. RF's 2Q24, 1Q24, 2023, 2022 and 2021 ROATCE excluding AOCI (non-GAAP) was 15.02%, 10.81%, 15.91%, 19.61% and 22.85%, respectively. Rank: 1 Rank: 1 Rank: 1 Rank: 5 Rank: 1

Consistent Top Quartile EPS Growth

GENERATING
Consistent Sustainable
Long-term Performance

3 Year EPS CAGR (1)(2)



27%
26%
25%
22%
21%
17%
15%
13%
12%
4%
2%
(7)%
(11)%
N/A
Peer Median: 15%
RF
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13

5 Year EPS CAGR (1)



9%
7%
4%
4%
1%
1%
1%
—%
(1)%
(2)%
(2)%
(3)%
(5)%
(12)%
Peer Median: 0%
RF
Peer 1
Peer 5
Peer 13
Peer 7
Peer 4
Peer 3
Peer 6
Peer 11
Peer 2
Peer 8
Peer 9
Peer 10
Peer 12

10 Year EPS CAGR (1)(2)



33%
15%
11%
11%
9%
9%
7%
6%
6%
5%
5%
1%
(1)%
N/A
Peer Median: 7%
Peer 11
Peer 6
RF
Peer 7
Peer 13
Peer 2
Peer 5
Peer 1
Peer 3
Peer 4
Peer 9
Peer 10
Peer 12
Peer 8

(1) CAGRs as of 12/31/2023. (2) Peers which show N/A have negative EPS in the base year.

REGIONS | 12

13 • Regions' naturally asset sensitive balance sheet mix and funding advantage consistently produces above peer median net interest margin • Under elevated rate environment, deposit cost stability leads to margin outperformance • Under lower rates, the hedging strategy protects the funding advantage, effectuated through a more stable loan yield 4.15% 4.11% 4.46% 5.86% 5.88% 5.93% 3.88% 3.61% 4.12% 5.87% 6.18% 6.22% RF Peer Median 2020 2021 2022 2023 1Q24 2Q24 Consistent NIM Outperformance Aided by hedged loan yield & deposit advantage (1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) RF loan yields include the impact of cash flow hedging. Net Interest Margin vs. Peers(1) 3.21% 2.85% 3.36% 3.90% 3.55% 3.51% 2.89% 2.72% 3.06% 3.06% 2.91% 2.98% RF Peer Median 2020 2021 2022 2023 1Q24 2Q24 Loan Yield vs. Peers(1)(2) 0.16% 0.04% 0.14% 0.99% 1.56% 1.59% 0.22% 0.05% 0.26% 1.61% 2.19% 2.22% RF Peer Median 2020 2021 2022 2023 1Q24 2Q24 Deposit Costs vs. Peers(1)

# NII & Margin Performance

*NII has troughed; Expect growth over 2H24*

GENERATING
Consistent Sustainable
Long-term Performance

## FTE NII and NIM

($ in millions)



$1,393
$1,197
$1,198
4.04%
3.55%
3.51%
2Q23
1Q24
2Q24
NII
NIM

## NII Attribution

($ in millions)



$1,184
$1,186
1Q24
Market Rates(1)
Securities Reposition
Deposit Cost/Mix
Other(2)
2Q24

| | Market Rates[1] | Securities Reposition | Deposit Cost/Mix | Other[2] | 2Q24 |
|---|---|---|---|---|---|
| NII | +$13M | +$5M | -$12M | -$4M | +$2M |
| NIM | +4bps | +2bps | -4bps | -6bps | -4bps |

## Drivers of NII and NIM

- NII +$2M QoQ; NIM -4bps to 3.51%
- Elevated long-term interest rates increase new production fixed-rate asset yields
  - Sold $980M Govt/Agency securities at $50M pre-tax loss; Reinvested proceeds at higher market yields (+2.4%; ~2.6yr payback) and extended portfolio duration 0.1yrs
- Slowing deposit remixing and pricing normalization
  - 2Q deposit cost = 1.59%
  - 2Q interest-bearing deposit cost = 2.34% (stable 43% cycle-to-date interest-bearing beta)

## NII Range and Assumptions for 2024[3]

- NII to grow in 2H24, with asset turnover at elevated rate levels being the primary driver
  - 3Q24 NII expected to be flat to up 2% vs 2Q24
  - 2024 NII expected to be at the upper end of $4.7-$4.8B; 2024 NIM expected to be low 3.50%'s; Higher cash levels could reduce NIM modestly in the near-term with no NII impact
- Assumes rising rate interest-bearing deposit beta peaks in the ~mid-40s (mostly stable from current levels); falling rate beta ~mid-30s

(1) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion $2M lower vs 1Q at $11M. (2) Other mostly from reversal of seasonal asset dividends received in 1Q and the higher average cash balance negative impact on NIM, offset by more favorable credit interest reversals/recoveries. (3) Expectations assume stable or lower short-term interest rates; long-term rates held steady in the high 3%'s. Updated NII expectations include the benefit of disclosed 3Q24 securities repositioning.

REGIONS | 14

# 2024 NII Range and Assumptions

*"Neutral" interest rate risk position; NII performance will depend mostly on deposit dynamics*

GENERATING
Consistent Sustainable
Long-term Performance

## 2024 NII[1] Performance Range

***Expect to operate at upper end of range***

**$4.8 Billion**



**$4.7 Billion**

### Upper End

- Steeper yield curve (compared to 6/30)
- Business outperformance including full cycle interest-bearing deposit beta below 45% and accelerating loan/deposit growth later in year
- Further strategic initiatives (such as securities repositioning)

### Middle

- Stable yield curve (compared to 6/30)
- Business performance meets expectations including full cycle interest-bearing deposit beta at ~45% with NIB/total deposit mix in low 30%s and Muted loan and/or deposit growth

### Lower End

- Flatter yield curve (compared to 6/30)
- Business performance underperforms expectations including full cycle interest-bearing deposit beta above ~45% with deposit outflows or continuous remixing

## NII Sensitivity to Interest Rates

- Through hedging, managed NII sensitivity to be *mostly neutral* to changes in interest rates late in the cycle
  - *Sensitivity to short-term rates*: Given mostly neutral position, more or less fed funds cuts will not be a material driver of NII variability within the range (assume mid-30%s falling rate interest-bearing deposit beta in the event there are rate cuts)
  - *Sensitivity to middle/long-term rates*: Remain modestly asset sensitive due to $12-14B in fixed rate loan production & securities reinvestment per year

(1) NII represents non-FTE Net Interest Income.

REGIONS | 15

16 • Balance sheet position naturally benefits from higher interest rates (i.e. asset sensitive), supported by ◦ Large floating rate loan mix ◦ Large, stable deposit base as evidenced over multiple rate cycles • Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet • Current interest rate risk profile is mostly neutral to changes in market interest rates ◦ 2.5 year asset duration ◦ 2.6 year liability duration Floating 61% Fixed 39% Deposits 82% Borrowings 4% Other 3% Equity 11% IB 56%NIB 32% Time 12% Loans 63% Securities 19% Cash 4% Other 14% Floating 33% Fixed (ex Hedges) 46% Fixed Hedges 21% $127B Loans(2)(3) $98B Balance Sheet Profile (As of June 30, 2024) Portfolio Compositions $154B Assets(1) Liabilities & Equity $154B Wholesale Borrowings(2) $6B Deposits (1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Additional hedging detail included on the "Hedge Strategy Update" slide. There are no BSBY derivatives in hedge accounting strategies. (3) ARM mortgage loans are included as floating rate loans.

17 Balance Sheet Positioning Advantage Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment **All balances are ending as of 6/30/24; Source: SEC reporting. Loan-to-Deposit Ratio 97% 86% 84% 83% 82% 81% 80% 80% 79% 77% 77% 73% 72% 70% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 RF Pe er 1 1 Pe er 1 2 Pe er 1 3 Non-interest Bearing (NIB) to Total Deposits 39% 36% 34% 32% 30% 28% 25% 24% 23% 23% 21% 19% 19% 17% Pe er 1 Pe er 2 Pe er 3 RF Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 Peer Median: 80% Peer Median: 24% Total Liability Cost (%) 3.03 2.80 2.67 2.62 2.57 2.56 2.56 2.44 2.40 2.39 2.34 2.32 2.03 1.70 Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 RF Peer Median: 2.56% Time Series: NIB to Total Deposits 32% 24% RF Peer Median 4Q 19 2Q 20 4Q 20 2Q 21 4Q 21 2Q 22 4Q 22 2Q 23 4Q 23 2Q 24 20 25 30 35 40 45 50

18 Total Deposit Yield (%) EO P To ta l D ep os it G ro w th 1 1.5 2 2.5 3 0 10 20 30 40 2.50% 5.50% 0.82% 2.34%1.03% 2.94% Fed Funds RF IB Deposit Cost Peer Median 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 59% 35% 55% 55% 29% 43% Peer Median RF '04-'07 Cycle '15-'19 Cycle Current Cycle 0% 25% 50% 75% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Current cycle 4Q21 through 2Q24. (3) Balance changes cover 4Q19 to 2Q24. Balances have been adjusted for merger & acquisition activity: CFG, FHN, HBAN, MTB, PNC, USB. Other peers include CMA, FITB, HWC, KEY, SNV, TFC, ZION. Total deposit yield is as of 2Q24. Peer median excludes RF. Source: SEC reporting. Interest-bearing Deposit Costs(1) Full Rising Rate Cycle Interest-bearing Deposit Betas(2) Long-term Deposit Growth and Current Deposit Costs(3) IB D ep os it Yi el d RF Peer Median Above industry median growth with meaningfully lower cost (worth ~60bps of NIM) Regions' Deposit Advantage Deposit Pricing Outperformance Expected to Persist • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles • Consistent rate seeking behavior across the last two cycles; full cycle beta driven by magnitude of Fed tightening and duration of tightening cycle • Regions anticipates meaningful outperformance compared to the peer beta through the current rising rate cycle, with the ability to reprice deposits lower when market rates decline

# Interest-Bearing Deposit Mix

GENERATING **Consistent Sustainable Long-term Performance**

*Composition of deposit book affords ability to maintain cost advantage if rates decline; When combined with hedges, creates a well protected margin in the mid-3% range*



Interest-bearing Deposits: $86B
(labels represent % of IB Deposits)
% of 2Q24 Ending Interest-Bearing Deposits
Market Priced & CD Maturities(1)
Mid-Beta / Mid-Cost(2)
Low-Beta / Low-Cost(3)
Time Deposits
All Other Interest-Bearing Deposits
36%
21%
43%

**Market Priced & CD Maturities**[1]

- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- More than 80% of CDs mature within the next 9 months
- Beta in falling rates: 80%-100%

**Mid-Beta / Mid-Cost**[2]

- Accounts with an intermediate rate
- Beta in falling rates: 20-30%

**Low-Beta / Low-Cost**[3]

- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $12K avg account balance
  - Avg acct open for 14+ yrs
- Beta in falling rates: 0-10%

(1) Includes deposits with a rate above 400bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 400bps are included in this cohort (2) Comprised of deposits with a rate between 100-400bps and time deposits maturing in the next 6 to 12 months (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months

REGIONS | 19

# Hedging Strategy Update

*Creates mostly "neutral" interest rate risk position with well-protected margin in 3.50%s*

GENERATING **Consistent Sustainable Long-term Performance**

## Cash Flow Hedge Notional[1]



(Quarterly Avg)
(Annual Avg)
Swaps
Collars

| *as of 6/30/2024* | 2Q24 | 3Q24 | 4Q24 | 1Q25 | 2024 | 2025 | 2026 | 2027 | 2028 | 2029 | 2030 |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Swap Notional - 1Q24 | $20.6B | $19.6B | $19.0B | $19.6B | $19.9B | $19.0B | $16.9B | $14.2B | $8.6B | $2.6B | $2.0B |
| 2Q24 Swap Changes | - | - | - | - | - | - | - | - | +$0.5B | +$1.0B | +$1.0B |
| **Swap Notional - 2Q24** | **$20.6B** | **$19.6B** | **$19.0B** | **$19.6B** | **$19.9B** | **$19.0B** | **$16.9B** | **$14.2B** | **$9.1B** | **$3.6B** | **$3.0B** |
| **Swap Receive Rate[1]** | | **2.83%** | **2.85%** | **2.85%** | **2.86%** | **2.92%** | **2.95%** | **3.03%** | **3.18%** | **3.59%** | **3.63%** |
| **Collar Notional[2]** | **$0.5B** | **$1.5B** | **$1.5B** | **$2.0B** | **$1.0B** | **$2.0B** | **$2.0B** | **$2.0B** | **$1.0B** | **$0.0B** | **$0.0B** |

### 2Q 2024 Activity

**Cash Flow Hedging** - Hedges in place provide a well protected sensitivity profile in the near-term. Focused on opportunistically adding protection in outer years

- Added $1B in forward-starting (July '28), 3-year receive-fixed swaps (3.83%)

### Fair Value Swaps[1]

| | Notional | Fixed Rate | Maturity |
|---|---|---|---|
| **AFS Securities[3]** | $1.3B | 4.8% | 0.9 years |
| **Debt[3] [4]** | $1.4B | 0.6% | 2.3 years |
| **Time Deposits[3]** | $0.3B | 5.0% | 0.4 years |

(1) Floating rate leg of swaps vs overnight SOFR. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) Fair value hedges on securities pay fixed; fair value hedges on debt and time deposits receive fixed. (4) Excludes forward-starting fair value swap on Q2 2024 debt issuance.

REGIONS | 20

# Securities Portfolio - Overview

*Provides downside rate protection/liquidity*

GENERATING Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration is fully extended at ~4.5 years as of 06/30/2024; provides offset to long-duration deposit book
  - ~29% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs)
  - MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and geographic concentrations
  - Entire MBS portfolio is currently out of the money; if primary mortgage rates decline 100bps (200bps), 4% (14%) of the portfolio would move in the money
- 97% US Government or Agency guaranteed
  - ~$900M high quality, investment grade corporate bond portfolio is short-dated (2.0 year duration) and well diversified across sectors/issuers
  - The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties
- 97% classified as Available-for-Sale
- Added AFS securities balance (roughly $750M) in 2Q in order to provide an economic balance sheet hedge for the June debt issuance
- In 2Q, reinvestment of paydowns/maturities was accretive to portfolio yield by ~2.7% (excludes repositioning and portfolio growth)

## Securities Portfolio Composition(1)



Corporate Bonds 3%
Agency/UST 6%
Agency CMBS 22%
$29.3B
Agency MBS 69%

(1)Includes AFS securities, the $3B unrealized AFS loss, and HTM securities as of 6/30/2024 (excludes $50M unrealized HTM loss)

REGIONS | 21

# Securities Portfolio - Repositioning

*Provides efficient use of capital/downside protection*

GENERATING Consistent Sustainable Long-term Performance

**Three distinct securities repositioning strategies occurred since the start of 2024**

- Sold mostly shorter-duration agency CMBS
  - Replaced with residential agency MBS with favorable prepayment protection/profiles and higher market yields
  - Maintained 4.5yr duration on naturally shortening portfolio
    - YE 2024 duration would have been <4.2yrs excluding repositioning and portfolio growth

## Rationale for Securities Repositioning

**Efficient Capital Use**

- Superior returns vs alternatives (including share repurchases)
- Capital neutral w/ full AOCI look through

**Portfolio Management**

- Provides flexibility for relative value decision making
- Replace short-duration bonds that provide little falling rate protection

**Favorable Market**

- High absolute market rates and a steepening yield curve enhance attractiveness

## Repositioning Summary

| Execution | $ Sold | Losses Realized | Purchase Yield - Sales Yield | Payback Period (1) | Duration Extension (2) |
|---|---|---|---|---|---|
| **Q1 2024** | $1.3B | $50M | 1.9% | 2.1yrs | 0.2yrs |
| **Q2 2024** | $980M | $50M | 2.4% | 2.6yrs | 0.1yrs |
| **Q3 2024** | $910M | $50M | 2.5% | 2.7yrs | 0.1yrs |
| **Total** | **$3.19B** | **$150M** | **2.2%** | **2.5yrs** | **0.3yrs** |

## Annual NII Impact (1)

**($ in Millions)**



$38
$60
$50
2024
2025
2026
Q1
Q2
Q3

(1) NII estimate and payback assumptions use Market Forwards as of trade completion dates.
(2) Point in time impact; portfolio duration is naturally shortening and repositioning provides offset.

REGIONS | 22

23 2) Held to Maturity (HTM) Accounting Designation (1) Information as of 6/30/2024; HTM AOCI adjusted for true Fair Value, AOCI in CET1 (No AFS Opt Out) includes AOCI related to AFS, HTM and Pension related obligations; Source: Call Reports, RC-R and RC-B. (2) Peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (3) Fair value hedging includes pay fixed swaps and other strategies currently in development, with the balance sheet duration likely offset through the addition of offsetting cash flow hedges against floating rate loans. Securities Portfolio - AOCI Management Positioned to manage level/exposure lower over time Pre-Tax AFS Unrealized Losses ($ in Billions) $(3.1) $(2.9) $(2.4) $(2.0) $(2.5) $(2.3) $(1.9) $(1.6) $(2.0) $(1.9) $(1.5) $(1.3) Pre Tax AFS (6/30/24) Pre Tax AFS (7/31/24) Pre Tax AFS (8/2/24) Spot YE 2024 YE 2025 YE 2026 (4.0) (2.0) 0.0 -4.3 -3.9 -3.8 -3.6 -3.4 -3.4 -2.8 -2.7 -2.3 -2.2 -2.1 -2.0 -1.8 -1.8 AOCI in CET1 (No AFS Opt Out) FV Adj. for HTM Total Pee r 1 Pee r 2 Pee r 3 Pee r 4 Pee r 5 Pee r 6 Pee r 7 Pee r 8 Pee r 9 RF Pee r 1 0 Pee r 1 1 Pee r 1 2 Pee r 1 3 -5.0 -4.0 -3.0 -2.0 -1.0 — Adj. AOCI in CET1 as % of Risk Weighted Assets(1,2) 6/30/2024 1) Shorter Duration AFS Portfolio • Bond selection • More fair value hedging in portfolio (3) Migrate AFS securities or add new purchases in HTM Currently patient, waiting for potential better rate entry point and regulatory clarity (i.e. timing / HTM treatment); holding elevated capital in interim 5yr UST: 6/30/24 - 4.38% 7/31/24 - 3.91% 8/2/24 - 3.62% • Pre-Tax unrealized losses on AFS Securities have declined since 6/30 quarter end given the move lower in market interest rates and are expected to decline further assuming market forward rates and expected paydowns ◦ Market value exposure of +/-100bps shock +/- $1.3B • AOCI associated with unrealized securities gains/ losses is expected to be included as a part of Tier 1 Capital once Basel IV rules are finalized (with phase in) ◦ Given Regions’ long duration deposit base, asset duration strategies will still be needed to mitigate inherent interest rate risk exposure • Various strategies may be implemented to reduce capital volatility in the future, including: Strategy Tactic Implementation

# Non-Interest Income

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Income
($ in millions)



$576
$563
$545
2Q23
1Q24
2Q24

Adj. Non-Interest Income[1]
($ in millions)



$576
$613
$595
2Q23
1Q24
2Q24

| ($ in millions) | 2Q24 | Change vs 1Q24 | Change vs 2Q23 |
|---|---|---|---|
| Service charges | $151 | 2.0% | (0.7)% |
| Card and ATM fees | 120 | 3.4% | (7.7)% |
| Wealth management income | 122 | 2.5% | 10.9% |
| Capital markets (Ex CVA/DVA) | 70 | (24.7)% | (9.1)% |
| Mortgage income | 34 | (17.1)% | 30.8% |

## QoQ Highlights & Outlook

- NIR decreased ~3% on a reported basis and included $50M pre-tax loss on securities repositioning in both 1Q and 2Q; NIR decreased ~3% on an adjusted[1] basis
- Service charges increased ~2% primarily due to 1 additional business day in 2Q
- Card & ATM fees increased ~3% attributable to higher debit & credit card transaction volumes
- Capital markets income decreased ~25%; Ex. CVA/DVA also decreased ~25% driven by decreased M&A, RECMs and DCMs activity from better levels experienced in 1Q
- Wealth Management generated record revenue increasing ~3% driven by increased sales activity and continued strength in financial markets
- Mortgage income decreased ~17% driven by $6M favorable adjustment to Regions' mortgage pipeline valuation in 1Q which did not repeat in 2Q
- Other NIR increased ~21% attributable primarily to negative valuation adjustments on certain equity investments in 1Q that did not repeat in 2Q
- Expect full-year 2024 adjusted non-interest income to be at the upper end of the $2.3-$2.4B range

(1) Non-GAAP; see appendix for reconciliation.
RECMs - Real Estate Capital Markets; DCMs - Debt Capital Markets

REGIONS | 24

25 Consumer 45% Wealth Management 21% Corporate 34% 2Q24 Fee Revenue by Segment(1) Diversified Non-Interest Income • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning Corporate • Corporate fee income categories include capital markets and treasury management activities • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to clients $545M (1) Pie %'s exclude the non-interest income from the Other Segment totaling ($37) million.

# Track Record of Expanding Fee Based Services

GENERATING
Consistent Sustainable
Long-term Performance

## Adjusted Non-Interest Income[1]

($ in millions)



$2,001
$2,259
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023
Corporate
Consumer
Wealth
Other
Consolidated

Strategic investments & enhanced client capabilities have generated ~$800M in additional revenue since the GFC, more than overcoming $540M of lost revenue

- The enactment of Regulation E and debit interchange legislation had a combined ~$300M negative impact
- Overdraft fees have declined over $240M since 2011, due in part to customer friendly product enhancements
- Evaluating proposed rules impacting Overdraft Fees & Debit Interchange Caps

## Proven Non-Interest Income Resiliency

Diversified revenue growth through expanded fee-based services

**Capital Markets**

- Post the sale of Morgan Keegan in 2012, expanded the business through:
  - **Organic Product Growth:** Debt & Capital Raising, Financial Risk Management, Real Estate
  - **Acquisitions**: BlackArch – M&A, Clearsight – M&A, Sabal – Agency Small Balance & Servicing Platform

**Treasury Management**

- New product development since 2011 accounts for 25% of annual core Treasury Management revenue
- Client growth of 6%[2] through successful execution of our mission to maximize cashflow and minimize fraud exposure

**Wealth Management**

- Divestiture of RIG in 2018 reduced WM NIR ~($140M) annually; 2023 Investment Services and Investment Management & Trust Fees are up $160M vs 2017 (95% Organic[3]); 7-year CAGR of 6.5%
- **Acquisitions**: Highland Associates[3]

**Consumer**

- Purchased a $1B credit card portfolio in mid-2011
- Organic growth in the debit card portfolio
- Since 2011 expanded mortgage servicing revenue through bulk and flow MSR acquisitions totaling $78B

(1) Non-GAAP; see appendix for reconciliation. Amounts disclosed in years 2023-2016 represent the initial amounts reported in the Company's Segment footnote in the Annual 10-K. Amounts disclosed in years 2015-2012 represent the latest year disclosed in the Company's Annual 10-K with some additional adjustments applied to represent the dynamic nature of segment reporting in order to arrive at amounts comparable to segments as currently viewed by management. Amounts in 2011 could not be recast due to lack of available data to create comparable segment disclosures. (2) YoY Client Growth, June '24 to June '23 (3) Highland Associates acquired in 2019; Contributed $9M of NIR in 2023.

REGIONS | 26

27 Capital Markets Growing products & services that our clients value Our associates delivered results • 2024 June YTD Capital Markets revenue ex. CVA/DVA of $163M up 7% vs 2023 June YTD driven by increased Investment Grade bond activity and strong Real Estate multifamily originations. • CVA/DVA impact is negative $4M in 2024 June YTD • 2H24 outlook trending positive as inflationary pressures appear to be easing. While M&A activity in 1H24 was muted, the pipeline remains robust with expectations of a stronger 2H24. Capital Markets Product Solutions Real Estate • Multi-family loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Annual Revenue (Ex. CVA/DVA)(1) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other" $65 $101 $151 $159 $201 $188 $263 $323 $303 $272 $163 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD

# Treasury Management

*Clients optimize cash flow and manage risk with Treasury Management solutions*

GENERATING **Consistent Sustainable Long-term Performance**

## Steadily Growing our Treasury Management Business

- **+8%** Treasury Management Revenue(1)
- **+6%** Portfolio of Treasury Management Clients(2)
- **+2%** Digital, Payment & Integrated Services Revenue(3)
- **+10%** Global Trade Services Dollar Volume(4)

## Earning Recognition for Excellence

**2023 Greenwich Excellence Awards - National Winner in Cash Management**

Middle Market Banking:
- Customer Service
- Overall Product Capabilities
- Making Commercial Payments Easier

Small Business Banking:
- Customer Service
- Overall Satisfaction with Cash Management Specialist

**2024 Presidential Award For Excellence In Supporting Exports**

Regions is the only bank to receive the President's "E" Award for Export Service in 2024.

**Global Trade Finance**
- #1 SBA Export Lender for 5 Consecutive Years
- EX-IM Bank Lender of the Year 2020 & Deal of the Year 2022
- SBA Export Working Capital Lender of the Year (2022 & 2019)
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing
- Export Working Capital Preferred Lender

## Continually Investing in Technology

- First in the marketplace to launch **Visa Commercial Pay-Mobile** to provide improved expense tracking and a simplified travel solution
- Developed a **Cash Flow Advisor** tool to provide real-time cash management analysis for clients and prospects
- Expanded the **integrated billing and payments** platform for BillerXchange to provide clients with efficient invoicing and communication capabilities
- Simplifying cash management for small to mid-size businesses with the launch of **CashFlowIQ**, offering accounts payable, accounts receivable, invoicing, and bill payment solutions
- Enhanced lockbox services with **LockboxIQ**, providing access to check and document images, secure archival, and payment corrections to improve straight-through processing and posting of lockbox transactions
- Advising clients on potential fraud risks and available **treasury management mitigation solutions and best practices**

(1) YTD Treasury Management Revenue Growth, June '24 to June '23. (2) YoY Client Growth, June '24 to June '23. (3) YoY Digital, Payments & Integrated Revenue, June '24 to June '23. (4) YoY Trade Services Dollar Volume Growth, June '24 to June '23.

REGIONS | 28

# Wealth Management

*Specialized expertise and tailored investment guidance to manage and grow wealth*

GENERATING
**Consistent Sustainable Long-term Performance**

## Wealth Management NIR[1]

($ in millions)


8.0% CAGR
$306
$71
$235
2018
$322
$79
$243
2019
$337
$84
$253
2020
$382
$104
$278
2021
$419
$122
$297
2022
$451
$138
$313
2023
Investment Management & Trust Fees
Investment Services Fee Income

## The Value We Bring To Our Clients

*Every client is unique and deserves a tailor-made path to confidently reach their evolving financial goals. Wherever you are, and wherever you are going, we offer a dedicated team, specialized expertise, and investment guidance to help you manage and grow wealth.*

- Managing Wealth for Individuals and Institutions
- Advice & Guidance / Planning / Consultative Approach
- **Solutions**: Wealth Planning, Retirement Planning, Trust & Estates, Digital Investing, Natural Resources & Real Estate, Philanthropic Solutions, Investment Management, Funeral Trust, Custody, Escrows, Corporate Trusts, Business Succession

## Growing the Wealth Management Business[2]

- **+10%** Total Client Assets[3]
- **+8%** Total WM Relationships[4]
- **+10%** WM NIR[1][5]

## The Client Experience

**Institutional Services Voice of Client** results show us a strong, engaged client base. Key findings include:

- 90% of Institutional Services clients surveyed gave their Relationship Consultant a 5-star rating
- Overall Client Satisfaction: 4.74 / 5
- Likelihood to Recommend Regions to a colleague: 4.63 / 5
- Intention to keep their business with Regions: 4.76 / 5

**Private Wealth Management Voice of Client** results have reported strong client satisfaction for more than ten years. Key findings include:

- 86% of clients rated their primary Advisor with 5 stars
- Overall Client Satisfaction: 4.52 / 5
- Likelihood to recommend Regions: 4.46 / 5
- Intention to keep their business with Regions: 4.60 / 5
- Wealth planning continues to be a huge differentiator when it comes to client experience. Clients with a Wealth Plan score significantly higher in all key metrics

(1) WM NIR does not include the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to WM. (2) YoY comparisons as of 6/30/24 unless otherwise noted. (3) Client Assets consists of AUA, Brokerage Assets and Annuity Assets. (4) Total WM Relationships consists of Total Private Wealth Households, Institutional Accounts, and Investment Services Accounts. (5) 2Q24 vs 2Q23.

REGIONS | 29

30 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – July 2024 Forecast. (2) Includes residential owned portfolio and serviced for others. (3) MBA/Stratmor PGR FY23. Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $75M YTD24; $109M FY23 • Portfolio 757 Avg. FICO | 52% current LTV • $381K Avg. New Loan Size • Production exceeds market in percentage of purchase production volume at 91% in 2Q24 vs 78% for the industry(1) • $89B servicing portfolio(2) as of 2Q24 with capacity for $100B+ • $9.1B in MSRs acquired YTD through bulk and flow purchases • Importance of Scale: Servicing fees help offset production declines in elevated rate cycles • Servicing expense 18% lower than peer average(3) • 29% lower origination and fulfillment cost than peer average(3) • Omnichannel capabilities & partnership with retail bank create competitive advantage $137 $163 $333 $242 $156 $109 $75 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023 YTD24

# Non-Interest Expense

GENERATING
Consistent Sustainable
Long-term Performance

### Non-Interest Expense
($ in millions)



$1,111
$1,131
$1,004
64.3%
56.4%
57.6%
2Q23
1Q24
2Q24
Non-interest expense
Efficiency ratio

### Adj. Non-Interest Expense[1]
($ in millions)



$1,110
$82
$1,097
$22
$1,032
56.4%
60.6%
57.6%
2Q23
1Q24
2Q24
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)

### Adj. Non-Interest Expense[1][2]
($ in millions)



3.3% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$135
2016
2017
2018
2019
2020
2021
2022
2023
Adjusted non-interest expense(1)
Incremental operational losses
Include expenses associated with acquisitions(3)

## QoQ Highlights & Outlook

- NIE decreased ~11% on a reported basis including $37M contingent reserve release related to a prior acquisition, an additional $4M for Regions' FDIC insurance special assessment accrual and ~$4M in severance-related costs; NIE decreased ~6% on an adjusted basis[1] driven by lower salaries & benefits, occupancy, and professional fees
- Salaries & benefits decreased ~7% driven by lower HR related expenses (1Q restart of 401(k) match and payroll taxes) and base salaries partially offset by 2 additional months of merit
- Occupancy expense decreased ~8% as the company continues to focus on reducing occupied square footage
- Professional fees decreased ~11% driven by higher settlement expense in 1Q
- Committed to prudent expense management, focusing on largest categories - S&B, occupancy and vendor spend
- Expect full-year 2024 adjusted NIE to be $4.15-$4.2B; attributable primarily to higher revenue; Expect full-year 2024 operational losses to be ~$100M[4]

(1) Non-GAAP; see appendix for reconciliation. (2) Excluding incremental operational losses in 2023, CAGR would be 2.9%. (3) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors. (4) Included in 2024 FY adjusted NIE guidance.

REGIONS | 31

32 Efficiency Ratio vs. Peers 2Q24 Efficiency Ratio vs. Peers FY23 Efficiency Ratio vs. Peers 53.8% 55.1% 56.5% 57.3% 57.8% 58.6% 59.0% 59.1% 60.5% 64.3% 64.4% 65.8% 67.5% 70.4% Peer 1 Peer 2 Peer 3 RF Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 52.6% 54.2% 55.3% 55.6% 56.2% 56.8% 57.7% 58.0% 58.5% 60.4% 61.3% 61.7% 63.7% 68.9% Peer 1 Peer 2 Peer 3 RF Peer 7 Peer 5 Peer 9 Peer 6 Peer 8 Peer 11 Peer 10 Peer 13 Peer 12 Peer 14 (1) Efficiency ratios per S&P Global Market Intelligence. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB and ZION.

# Consumer Banking Group

*Driving growth and customer engagement through strategic investments*

GENERATING **Consistent Sustainable Long-term Performance**

## Continuing to Deliver Strong Results

**Industry leader in beta and deposit costs** while maintaining deposit balances; Continued focus on preserving advantageous deposit mix

**Credit Card high-quality new production increased 20% year-over-year** through disciplined marketing optimization and intentional branch partnership

Continued benefit from **$8.0B MSR bulk acquisition** completed in March 2024

**2Q24 Avg. Loan Growth** of 1.2%, year-over-year, and flat vs 1Q24

## Delivering Solid Customer Satisfaction & Loyalty

**Regions Bank is the highest-rated bank in Forbes'** newest list of the top 300 U.S. companies for customer service

**J.D. Power[1] ranked Regions Bank #1 in customer satisfaction** among regional bank online experiences 4 of the last 5 years

Ranked **2nd in J.D. Power's U.S. Mortgage Servicer Satisfaction** study

**#1 for payment volume and transactions** through 1Q24 for new accounts and total accounts per Visa power score

**Top-decile** in customer loyalty per Gallup

**4.8 out of 5** Mobile app rating[2]

## Strategic Investments Across The Business

**Mobile capabilities including** Spanish language option, bill pay upgrade, advanced keyword search, and Zelle for Small Business

**Digital SMS onboarding system** for consumer checking customers

Continued **MSR bulk/flow** acquisitions

On-going investment in **Branch Network** to maintain and expand customer relationships

(1) J.D. Power 2024 U.S. Banking Online Satisfaction Study; among banks with $70B to $200B in deposits, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details.
(2) iOS app store rating.

REGIONS | 33

# Corporate Banking Group

*Driving continued long-term performance for our clients & our shareholders*

GENERATING **Consistent Sustainable Long-term Performance**

## Soundness

**Active credit risk and portfolio management** remains a top priority

**Net charge-offs of 28bps for 2Q24**[1]
- Core Business 20bps
- Ascentium 207bps

**Diversified Commercial Real Estate portfolio** that represents 15.9% of total loan outstandings:
- **Office** 1.6% of total loans outstanding
- **Multi-family** 4.4% total loans outstandings
- **Senior Housing** 1.3% of loans outstanding

**Leveraged lending portfolio** is $2.7B and is 2.8% of total loan exposure

Enhancing client soundness with **fraud mitigation** solutions and education

## Profitability

**Growing NIR** +21% vs the prior year, with Treasury Management up 8% and Capital Markets up 7% and the normalization of CVA/DVA

**Treasury Management Revenue** increased 8% vs. the prior year[2], achieving a new record driven by client base growth of 6%[3]

**Capital Markets** ex. CVA/DVA increased 7% vs. the prior year driven by Investment Grade Bond activity and strong Real Estate multifamily originations

**Client Liquidity** is up 9.2% vs 2Q23, driven by growth in both on balance sheet and off-balance sheet options

**Non-Interest Expense** focus in a low growth environment

## Growth

**Leading with a cash-flow first mindset** remains a core objective

Over **3,000 client conversations per week** focused on optimizing full cash conversion cycle around the balance sheet

Efforts to execute against the **Regions360 relationship deepening strategy** produced a 3.48%[4] annual gain in R360 qualified clients

Identifying cash flow centric conversations powered by data & analytics with **Relationship Client IQ**

Executing against **integrated Small Business approach** with local expertise and solutions

(1) Reflects Corporate Banking Group Segment results only; excludes Branch Small Business losses. (2) YTD Treasury Management Revenue Growth, June '24 to June '23. (3) YoY Client Growth, June '24 to June '23. (4) YoY net R360 Growth, June '23 - June '24.

REGIONS | 34

# Wealth Management Group

*Focus on execution & investments to optimize the client and associate experience*

GENERATING
**Consistent Sustainable Long-term Performance**

## Customer Experience & Communication

Completed Institutional Services **Voice of the Client survey**; 90% of clients gave their Relationship Consultant a 5-star rating and overall client satisfaction was rated 4.74 / 5

**Capitalized on expanded media coverage** with appearances from Chief Investment Officer Alan McKnight on CNBC Money Movers. Between broadcast and online, Alan's interview had a total reach of over 47 million impressions

Continued **showcasing our thought leadership and best thinking** through avenues such as social media. Regions Wealth Management Showcase Page continues to see follower growth with 1,000+ new followers in 2Q

**Protecting our clients** through enhanced focus on fraud prevention, identifying trends, and client education through podcasts and email drip campaigns

## Delivered Strong Results

**Record quarterly NIR** in 2Q24 with growth of $11.1M, or 10%, YoY driven by strong production and improved market conditions

**Assets Under Management** increased 8% YoY driven by IM&T Sales and improved equity market conditions

**Grew Total Investment Services Assets** +$2.0B or 11%, YoY

**2Q24 Average Deposits** up 1% YoY driven by proactive pricing/calling and acquiring new relationships

## Strategic Technology Investments & Data Analytics

Creating buzz since the Launch of **Philanthropic Solutions** group with 434 thousand impressions through Regions' direct channels, and more than 27 million in readership through news article

**Continuing to grow new households** utilizing robust media strategies that target prospects to self-select Guided Discovery launched early 2024. 1,553 guides completed resulting in 136 Wealth Leads. **Enhanced Guided Discovery** to include questions to capture mass affluent leads for Regions Investment Services

Leveraging **Client Segmentation and Profitability data** at a market level to uncover opportunities for growth and inform resource allocation decision making

Launched the **Wealth Advisor Locator Tool** on Regions.com; over 500 thousand site visits in 2Q24

REGIONS | 35

36 $99.2 $96.9 $97.5 66.0 63.6 64.2 33.2 33.3 33.3 2Q23 1Q24 2Q24 $98.6 $97.4 $97.3 65.7 64.0 64.0 32.9 33.4 33.3 2Q23 1Q24 2Q24 Average Loans & Leases ($ in billions) Business LoansConsumer Loans Ending Loans & Leases ($ in billions) Loans • Avg and ending loans remained relatively stable • Avg business loans remained relatively stable, while ending loans increased ~1%; Despite near-term macroeconomic and political uncertainty, pipelines are beginning to rebuild • Avg consumer loans remained stable as modest growth in residential mortgage and consumer credit card were offset by declines in home equity and run-off portfolios • Expect 2024 average loan balances to be stable to down modestly compared to 2023 QoQ Highlights & Outlook

37 $50.0 $4.8 $0.4 $6.6 $2.2 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 2Q24 Average Loan Composition $20.2$5.6 $6.2 $1.3 Mortgage Home Equity Other Consumer Consumer Credit Card Average Consumer Loans $33.3B Average Business Loans $64B ($ in billions)($ in billions)

# Commercial & IRE Loans

GENERATING
Consistent Sustainable
Long-term Performance

| As of 6/30/24 | | | |
|---|---|---|---|
| ($ in millions) | Total Commitments | Outstanding Balances | % Utilization[2] |
| Administrative, Support, Waste & Repair | $2,257 | $1,482 | 56% |
| Agriculture | 365 | 240 | 48% |
| Educational Services | 4,181 | 3,311 | 39% |
| Energy | 4,984 | 1,579 | 32% |
| Financial Services - Banking & Trust | 10,635 | 4,491 | 40% |
| Financial Services - Insurance, Leasing & Funds | 6,674 | 3,532 | 49% |
| Government & Public Sector | 3,568 | 3,093 | 34% |
| Healthcare | 5,905 | 3,295 | 40% |
| Information | 3,859 | 2,531 | 67% |
| Professional, Scientific & Technical Services | 3,957 | 2,208 | 50% |
| Real Estate - REIT | 9,365 | 4,860 | 39% |
| Real Estate - non REIT | 8,385 | 4,269 | 41% |
| Religious, Leisure, Personal & Non-Profit Services | 2,377 | 1,559 | 52% |
| Restaurant, Accommodation & Lodging | 1,480 | 1,272 | 64% |
| Retail Trade | 4,564 | 2,672 | 46% |
| Transportation & Warehousing | 5,223 | 3,645 | 51% |
| Utilities | 5,846 | 2,360 | 25% |
| Wholesale | 7,368 | 4,099 | 51% |
| Manufacturing | 9,824 | 4,816 | 40% |
| Other[1] | 225 | 59 | |
| Total Commercial | $101,042 | $55,373 | 43% |
| Land | $125 | $92 | 73% |
| Single-Family/Condo | 1,205 | 735 | 60% |
| Hotel | 209 | 206 | 98% |
| Industrial | 907 | 734 | 77% |
| Office | 1,492 | 1,434 | 95% |
| Retail | 334 | 330 | 97% |
| Multi-Family | 5,254 | 3,620 | 65% |
| Data Center | 294 | 285 | 98% |
| Other[1] | 1,620 | 1,401 | |
| Total Investor Real Estate | $11,440 | $8,837 | 73% |

- Commercial Real Estate Total Commitments and Outstanding Balances comprise 14% and 12% of Total Commercial, respectively
- Commitments to make commitments are not included
- Investor Real Estate is categorized based on property type
- Total Office outstandings are $1.57B with the REIT portion included in Commercial's Real Estate-REIT total
- Total CRE (IRE + CRE Unsecured) outstandings of $15.56B includes $1.86B of the Real Estate-non REIT total and $4.86B of the Real Estate-REIT total

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level. (2) Utilization on lines of credit.

REGIONS | 38

# Ascentium & EnerBank

GENERATING **Consistent Sustainable Long-term Performance**

| 2Q24 | Ascentium Capital | EnerBank |
|---|---|---|
| 2Q Average Balances | $2.6B | $5.2B |
| 2Q Portfolio Yield | 8.2% | 7.9% |
| 2Q Going-on Yield | 9.8% | 10.2% |
| 2Q NCOs | 2.07% | 1.82% |

## Ascentium Capital[1]

**Origination Growth**

- Since acquisition, Ascentium Capital has grown by 34.6%
- 47% of branches are actively offering Ascentium solutions
- In-footprint opportunities exist with the over 400k Small Business customers currently banked within the Consumer Branch network
- Contributing to strategic growth are transactions originated through cross-marketing relationships with Commercial Banking, Small Business Banking, and EnerBank

**Credit**

- Instilled risk based pricing
- NCOs are performing below original targets

**Production**

- Although 2Q24 volume is positive vs 1Q24, current new production has faced headwinds of economic conditions and higher pricing

## EnerBank[2]

**Credit**

- Prime/Super-prime focus has resulted in a strong portfolio credit profile; average FICO of 775

**Growth Opportunities**

- Integration of EnerBank has led to focused effort on leveraging relationships across the organization to drive growth opportunities through cross-marketing

**Strong Pipeline**

- Strong existing relationships provide a base of consistency while continuing to focus on adding high quality independent contractors and program sponsors

**Production**

- Current year production has been challenged by economic conditions, competitive pressures, and higher pricing, however the prospect of lower interest rates and the release of pent up consumer demand for home improvement could provide lift for 2025 and beyond

(1) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated February 27, 2020. (2) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated June 8, 2021.

REGIONS | 39

40 $127.0 $129.0 $126.6 81.6 81.1 80.1 35.3 37.1 36.5 7.2 7.8 7.4 2.9 3.0 2.6 2Q23 1Q24 2Q24 $125.5 $127.1 $126.9 81.0 79.2 79.8 34.9 37.1 36.7 7.4 7.7 7.5 2.2 3.1 2.9 2Q23 1Q24 2Q24 (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). • Average deposits decreased modestly; Ending deposits decreased ~2% reflecting anticipated tax seasonality • Deposit remixing has slowed; NIB mix has remained steady in the low 30% range • Competitive pricing and customer demand for promotional products remain stable • Expect 2024 average deposits to be stable to down modestly compared to 2023 Average Deposits by Segment ($ in billions) Deposits Deposit trends are stabilizing QoQ Highlights & Outlook Wealth Mgt Other(1) Consumer Bank Corporate Bank Ending Deposits by Segment ($ in billions)

# Checking Balances & Spending Levels

GENERATING Consistent Sustainable Long-term Performance

Balances and Avg Monthly Consumer & Wealth Spending vs. 2019[1]


60%
40%
20%
—%
% Change vs. 2019
2019 Average
1Q22
2Q24
Change in Checking Deposits
Change in Spending Activity

Ratio of Consumer & Wealth Checking Balances to Monthly Spending[1]


1.7
2.2
Ratio back to 2019 trend level
1.7
2019 Average
1Q22
2Q24

- Pre-pandemic, customers maintained a relatively steady ratio of checking balances to spending activity.
- After a period of elevated balances during 2020-2023, customers have returned to a similar pre-pandemic level of ~1.7x monthly spending activity.
- The return to historical levels suggests a return to more normal and stable balance patterns in checking

(1) 2Q24 data point in charts excludes the month of April to avoid tax-payment-related variation. Balances are consumer and private wealth checking average balances and exclude branch small business. Spending includes all debit activity except wires and internal transfers between Regions accounts; ratio reflects an average of the months in the period.

REGIONS | 41

# Diversified Deposit Base

GENERATING Consistent Sustainable Long-term Performance

## Insured/Uninsured Deposit Mix(1)(2)



Retail Uninsured
$7.6
Other
$0.1
Wholesale Non-Operational Uninsured
$10.7
Wholesale Operational Uninsured
$14.7
Less Stable Categories
$127B
Retail Insured
$78.7
Wholesale Insured
$4.0
More Stable Categories
Public Funds + Trust
$10.8

- ~74% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust); >95% of Total Deposits are associated with customers who reside within our 15-state branch footprint
- Wholesale deposits are well-diversified with no single industry accounting for more than 14% of wholesale deposits as of 6/30/2024
- A vast majority (91%) of retail deposits are covered by FDIC insurance
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5,000 (as of 2Q24)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer checking deposit balances are with customers that have been with Regions for 10 years or more
- Relative to peers, RF has a low concentration of brokered or reciprocal deposits, leaving ample capacity for further strategic use of the products if desired

(1) $ in billions as of 6/30/2024. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

REGIONS | 42

43 • Regions' utilization of wholesale-like brokered deposits is minimal. 57% 55% 52% 50% 45% 44% 44% 43% 42% 42% 40% 39% 38% 36% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 1% 2% 2% 2% 3% 4% 5% 6% 7% 8% 8% 9% 11% 13% Peer 8 RF Peer 7 Peer 3 Peer 2 Peer 6 Peer 5 Peer 10 Peer 12 Peer 4 Peer 1 Peer 11 Peer 13 Peer 9 Deposits for Household Purposes + Small Time Deposits as % of Total Deposits(1) Brokered Deposits(1) as % of Total Deposits (1) Diversified Deposit Base (cont'd) • Regions' depository book is largely retail and household oriented, further reinforcing a relatively stable funding base. (1) Source Call report 6/30/2024. Brokered Deposits also includes balances included in rate listing services. Peers include: FITB, KEY, CFG, TFC, USB, HWC, MTB, CMA, ZION, HBAN, SNV, PNC, FHN

44 Deposit Advantage Well diversified deposit base vs. peers (1) As of 6/30/2024. Source: Bank Call Reports / SEC filings. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 2Q24 Cumulative IB Deposit Beta 68% 64% 62% 60% 58% 57% 57% 55% 55% 54% 53% 53% 53% 50% Peer 6 RF Peer 1 Peer 10 Peer 4 Peer 3 Peer 12 Peer 13 Peer 2 Peer 11 Peer 8 Peer 5 Peer 9 Peer 7 55% 55% 55% 52% 50% 49% 48% 47% 47% 44% 44% 44% 42% 41% Peer 1 RF Peer 2 Peer 6 Peer 3 Peer 4 Peer 5 Peer 10 Peer 12 Peer 8 Peer 13 Peer 9 Peer 11 Peer 7 43% 50% 54% 54% 54% 55% 55% 56% 56% 58% 61% 62% 63% 67% RF Peer 4 Peer 1 Peer 7 Peer 8 Peer 3 Peer 2 Peer 6 Peer 11 Peer 5 Peer 12 Peer 13 Peer 10 Peer 9 • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta observed this cycle

# Capital and Liquidity

GENERATING
Consistent Sustainable
Long-term Performance

## Tier 1 Capital Ratio(1)



11.4%
11.6%
11.7%
2Q23
1Q24
2Q24

## Common Equity Tier 1 Ratio(1)



10.1%
10.3%
10.4%
2Q23
1Q24
2Q24

## Total Liquidity Sources

| Position ($B) as of | 1Q24 | 2Q24 |
|---|---|---|
| Cash at the Federal Reserve[2] | $ 8.7 | $ 5.6 |
| Unencumbered Investment Securities[3] | 20.8 | 22.3 |
| Federal Home Loan Bank Availability | 11.2 | 9.4 |
| Discount Window Availability | 20.1 | 19.5 |
| Total | $ 60.8 | $ 56.8 |

## QoQ Highlights & Outlook

- **Basel III Endgame** - Estimate a low to mid-single digit increase in RWAs under the Expanded Risk Based Approach in addition to the phase-in of AOCI into regulatory capital
  - CET1 adjusted to include AOCI at 6/30 is estimated at 8.2%[4]
- Declared 2Q common dividends of $220M and executed $87M in share repurchases
- Anticipate continuing to manage CET1 consistent with current levels over the near term
- Tangible common book value per share[4] of $10.61, a 1.8% increase QoQ
- Board of Directors declared a quarterly common stock dividend of $0.25 per share, a 4% increase over 2Q
- From 4Q24 through 3Q25, the preliminary Stress Capital Buffer will remain floored at 2.5%
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing; 2Q vs 1Q changes reflect reversion of seasonal deposits and increase in securities
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~172%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank or the Federal Reserve Discount Window. (4) Non-GAAP; see appendix for reconciliation. (5) This ratio excludes intercompany and secured deposits.

REGIONS | 45

46 6.09% 5.82% 6.79% 6.42% 6.55% 8.14% 8.37% 8.50% 8.34% 8.50% TCE Ratio Adjusted TCE Ratio, ex-AOCI 2Q23 3Q23 4Q23 1Q24 2Q24 5% 6% 7% 8% 9% 10% Tangible Common Equity (1) Non-GAAP, see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets Tangible Common Equity(1)

47 10.1% 10.3% 10.3% 10.3% 10.4% 7.8% 7.5% 8.3% 8.1% 8.2% CET1 Ratio Adjusted CET1 Ratio, Incl. AOCI 2Q23 3Q23 4Q23 1Q24 2Q24 6% 7% 8% 9% 10% 11% 12% Common Equity Tier 1 (1) Current quarter ratios are estimated. (2) Non-GAAP, see Appendix for reconciliation. Common Equity Tier 1 Ratio(1) • CET1 remains elevated and well positioned for potential regulatory impacts including Basel III Endgame ◦ Expected to manage CET1 consistent with current levels over near term as we position for anticipated regulatory changes (2)

# Investing for Growth

*Maintaining Focus on Capital Optimization and Expanded Client Capabilities*

GENERATING **Consistent Sustainable Long-term Performance**

BlackArch Partners | First Sterling Financial | Highland | Ascentium Capital

**2014 - 2015**

- Acquisition of **Fannie Mae DUS License** 2014
- Acquisition of **HUD (MAP) License** 2015

**2016**

- Entered into **MSR flow-deal** arrangement
- Third-party originated auto portfolio **~$2.0B** moved to runoff
- Return optimization of commercial, OORE and IRE loans began through **Capital Commitments Working Group**

**2018**

- Sold **Regions Insurance Group**; redeployed capital generated to shareholders

**2019**

- Dealer Financial Services auto portfolio **~$2.4B** moved to runoff
- Greensky unsecured consumer loans **~$2.0B** moved to runoff

**2020**

- Entered into second **MSR flow-deal** arrangement

EnerBankUSA | SABAL | Clearsight Advisors Investment Banking

**2021**

- Acquisition of **Freddie Mac License**

**2022**

- Purchased **$13B UPB of bulk MSR**
- Sold **$1.2B** Unsecured Consumer Loan Portfolio

**2023**

- Purchased **$6.2B UPB of bulk MSR**
- Sold **~$300M** of Consumer Exit Portfolio

**2024**

- Purchased **$8B UPB of bulk MSR**

Regions | 48

# Empowered by Data & Innovation

*Regions remains competitive by reserving ~9–11% of revenue for technology spend*

GENERATING
**Consistent Sustainable Long-term Performance**


REGIONS

### ROSIE
Personalized offering of products and services anticipating customer needs

### Regions360
Regions' mission to Make Life Better is simple, customer focused, and demonstrated through Regions360, which puts customer focused culture into practice

### RCLIQ[1] & Wealth IQ[2]
Delivering 'needs based' customer engagement, resulting in significant impact to the Corporate Bank and Wealth Management

### Offer Tracker
Leverage data & insights for a dynamic, engaging, and transparent customer journey to increase success of offers to drive bottom-line production while enhancing customer experience and retention

### rVoice
Integrates customer feedback with institutional knowledge to measure customer experience by understanding customer's expectations, preferences, and aversions across various channels enabling us to drive improved customer satisfaction

## Modernization & Innovation

### Next Gen Platforms
Next Generation of Customer Experience and Core Banking and Data Platforms Modernization efforts began in 2021 with runway through 2027 to complete the overall program

### Fraud Analytics
Machine learning models to detect and prevent fraud to proactively protect the customer

### Technology Practices and Ways of Working
Applying Security-First software development principles; expanding Agile adoption

### Authentication Experience
Delivering a best-in-class Customer Identity and Access Management (CIAM) platform that is secure, frictionless, and enables innovation

### Open Banking and Embedded Finance
Developing secure open banking APIs to drive innovation and enable seamless customer experience within their enterprise resource planning (ERP) platforms

### Data Governance
Adaptive data governance based on risk level to ensure continued confidence and trust in our data

(1) RCLIQ is a machine learning based data product used by Corporate Banking Relationship managers to find new opportunities, predict share of wallet deepening activities as well as early warning of credit deterioration and attrition risk. (2) Wealth IQ is a machine learning data product designed to provide better advice and guidance to wealth clients by delivering insights based on client activity, attrition alerts, and other opportunities.

REGIONS | 49

# Differentiating Through Customer Experience

GENERATING
Consistent Sustainable
Long-term Performance

## Digital Acceleration

**Adoption**
2.8% increase in Mobile users in 2Q24 compared to 2Q23

**Digital Enhancements**
Launched Zelle for Small Business, card services enhancements including LockIt conversion, Relationship IQ corporate portal enhancements, and Reggie® Messaging Virtual Assistant Contact Center updates

**Customer Transactions**
75% of 2Q24 Retail customer transactions initiated in Digital, 4% growth YoY

**Zelle**
27% increase in transaction volume in 2Q24 compared to 2Q23


REGIONS
Hello
Best in Class
4.8[1]
Out of 5
Log in

## Innovating Operations

**Expanded Regions Reggie® Messaging**
External- and internal-facing messaging volume and usage has grown by 6% in 2Q24 Vs 2Q23

**Automated Non-Agent Interactions**
86.6% average interaction resolution rate[2] in 2Q24



## Customer Satisfaction

In 2024, J.D. Power* ranked Regions Bank #1 in Customer Satisfaction among Regional Bank Online Experiences – a first-place ranking that the bank has proudly maintained for 4 of the last 5 years.

**J.D. Power 2024 U.S. Banking Online Satisfaction Study; among banks with $70B to $200B in deposits, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details.*

## Enabling Through Technology

**Authentication Improvements**
Deployed additional authentication and fraud risk mitigation capabilities within our interactive voice response (IVR) platform – further securing the customer experience.

**Expansion of Customer Interaction Points**
Reggie® Messaging through web/mobile volume has increased 8.5% 2Q24 vs 2Q23. Average messaging customer satisfaction (CSAT) has increased 3.1% points to 81.3% in 2Q24 vs 2Q23. Average percentage of daily customer contacts went up to 16% 2Q24 vs 13% 2Q23.

**Regions Tap to Bank℠**
Regions Tap to Bank℠ is active on nearly 2,000 ATMs across the bank's 15-state footprint – enabling faster, more convenient ATM banking, enhanced security by reducing the risk of fraud from skimming devices, an expected reduction in card captures, and less downtime for card reader repairs.

**Faster Transactions**
In 2Q24, Corporate[3] Real Time Payment transactions increased to 1.62 M (totaling $801.1M) over the 1.36M transactions (totaling $527.6M) in 2Q23.

**Delivering Digital-First Solutions**
Regions recently implemented Zelle for Small Business – providing over 300K of our small business customers with convenient access to fast, secure, and convenient peer-to-peer payments services in both our online and mobile channels. This integration allows businesses to send and receive payments instantly – enhancing cash flow and operational efficiency.

**CashFlowIQ, CashFlow Advisor for Small-, Mid-Size Business Clients**
Regions recently launched new cash management client tools CashFlowIQ and CashFlow Advisor – delivering digital cash capabilities to small- and mid-size businesses. CashFlowIQ provides bill payment, accounts payable and receivable, and invoice generation – streamlining all the tools needed to run a business.

(1) Mobile 4.8 rating represents iOS app store rating. (2) IVR containment rate. (3) Includes Commercial payments.

REGIONS | 50

# Growth in Digital

GENERATING Consistent Sustainable Long-term Performance

## Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+10%
2.36
2.52
2.59
2Q22
2Q23
2Q24

Mobile Banking Log-Ins *(Millions)*



+17%
159
174
186
2Q22
2Q23
2Q24

Customer Transactions[2][3]



Non-Digital
Digital
29%
71%
26%
74%
25%
75%
2Q22
2Q23
2Q24

## Sales & Transactions

Consumer Checking Sales by Channel[4]



2%
77%
21%
2%
71%
27%
1%
80%
19%
2Q22
2Q23
2Q24
Digital
Branch
Contact Center

Digital Credit Card Sales *(Accounts in Thousands)*[5]



+104%
2.5
5.0
5.2
2Q22
2Q23
2Q24

Deposit Transactions by Channel



45.6%
32.2%
22.2%
44.5%
31.9%
23.6%
44.4%
31.3%
24.3%
2Q22
2Q23
2Q24
Branch
Mobile
ATM

## Zelle Transactions (Millions)



+64%
2.99
3.85
4.89
2Q22
2Q23
2Q24

## Mobile App Rating[6]



10:42
Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. Additional fraud controls in digital channels placed in 4Q23. (5) Includes digital and pre-approved credit card accounts opened. (6) Represents iOS app store rating.

REGIONS | 51

52 0.87% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.42% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 2Q24 4Q221Q20 4Q22 2Q24 • Non-Accrual and loss rate levels are reverting to historical pre-pandemic ranges as expected and will continue to do so during the 2H2024. Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

53 0.61% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.32% —% 0.50% 1.00% Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 2Q24 4Q22 1Q20 4Q22 2Q24 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13 Historical Credit Profile

# Asset Quality

*Broad-based improvement*

GENERATING **Consistent Sustainable Long-term Performance**

## Net Charge-Offs[(1)]



$81
$121
$101
0.33%
0.50%
0.42%
2Q23
1Q24
2Q24
Net Charge-Offs
Net Charge-Offs Ratio

## Non-Performing Loans (NPLs)[(1)]



$492
$906
$847
0.50%
0.94%
0.87%
2Q23
1Q24
2Q24
NPLs - excluding LHFS
NPL/Loans

## Allowance for Credit Losses (ACL)[(1)]



$1,633
$1,731
$1,732
332%
191%
204%
1.65%
1.79%
1.78%
2Q23
1Q24
2Q24
ACL
ACL/Loans
ACL/NPLs

## QoQ Highlights & Outlook

- 2Q annualized NCOs totaled 42 bps, decreasing 8 bps on a reported basis
- 2Q NPL decrease attributable primarily to slowing pace of downgrades and increased paydowns and loan sales
- 2Q ACL remained flat attributable to relatively stable economic forecast and improvement in overall risk profile of the portfolio offset by increases in Specific Reserve for large borrowers in certain portfolios previously identified as under stress
    - ACL on Office Portfolio increased to 6.4%; Remain confident about composition of Office Portfolio
- Expect full-year 2024 NCOs to be towards the upper end of the 40-50 bps range attributable to a few large credits within higher risk portfolios; Expected losses are fully reserved for, assuming stable loans and economic outlook should result in a flat to declining ACL ratio over 2H24

(1) $ in millions.

REGIONS | 54

# Portfolios of Interest

GENERATING
Consistent Sustainable
Long-term Performance

| Key Portfolio Metrics[1] | Office | Multi-Family | Senior Housing[2] | Trucking |
|---|---|---|---|---|
| Commitments (CMT) $ | $1,666 | $6,829 | $1,416 | $1,944 |
| Balances $ | $1,574 | $4,279 | $1,231 | $1,482 |
| % of Total Loans | 1.6% | 4.4% | 1.3% | 1.5% |
| Non-Performing Loans (NPL) $ | $237 | $0 | $79 | $56 |
| NPL / Portfolio Loans | 15.1% | —% | 6.5% | 3.8% |
| NPL Paying Current | 32.9% | —% | 69.5% | 63.1% |
| Charge-off $ | $0 | $0 | $5 | $14 |
| Charge-off / Loans | —% | —% | 0.7% | 1.9% |
| ACL / Loans | 6.4% | 1.8% | 3.6% | 4.2% |
| Commitment Reduction from Peak[3] | (49)% | (6)% | (10)% | (10)% |

## Key Portfolio Actions Taken

- Regions is taking additional steps to manage the most rate sensitive parts of the portfolio following unprecedented speed and magnitude of FED hikes (+5% in <18 months)
- Continued enhanced quarterly credit servicing of the Office and Multi-Family portfolios, including loan level stress testing, with ongoing monitoring by the Real Estate Business Risk Committee
- No new loan originations are being contemplated in the Office portfolio
- Limited new client activity in the senior housing sector for several years as the portfolio has recovered from lows of 2020-2021
- Continued focus on credit risk management of existing Trucking portfolio; maintaining proactive client outreach

(1) $ in Millions. Loan commitments and outstanding balances are as of June 30, 2024. Charge-off data reflects results for the 6 months ended June 30, 2024. (2) Senior Housing represents the CRE portfolio and excludes ~$160M in non-real estate commercial loans in the Senior Housing sector. (3) Represents current reduction in commitments from peak exposure between 03/31/2021 and 06/30/2024.

REGIONS | 55

# Commercial Real Estate

*(Outstanding balances as of June 30, 2024)*

GENERATING **Consistent Sustainable Long-term Performance**

## Highly Diversified Portfolio

(IRE including Unsecured CRE)



Other
3.8%
Hotel
5.2%
Healthcare
8.2%
Res. Homebuilders
7.2%
Retail
8.9%
Apartments
27.5%
$15.6B
Residential Land
0.5%
Office
10.1%
Commercial Land
0.1%
Data Center
2.1%
Industrial
14.2%
Diversified
12.2%

## Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 60% of REIT outstanding balances are investment grade or mapped to an IG risk rating, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 108% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 20% are well below supervisory limits (300%/100%)

## Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
2%
16%
29%
26%
18%
5%
4%
Matured
2024
2025
2026
2027
2028
>5years
Multi-Family
Other Real Estate
Office
Total Real Estate

## REITs within Total:



Diversified
19%
Data Center
5%
Apartments
5%
Office
3%
Hotel
12%
$5.1B
Retail
21%
Industrial
26%
Other
9%

| | | $ in billions | % of Total Loans |
|---|---|---|---|
| Unsecured CRE *(incl. REITS)* | $ | 6.8 | 6.9 % |
| IRE | $ | 8.8 | 9.1 % |
| **Total[(1)]** | **$** | **15.6** | **16.0 %** |

(1) Excludes $5.2B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 06/30/2024 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 56

# CRE- Office Portfolio

*(Outstanding balances as of June 30, 2024)*

GENERATING Consistent Sustainable Long-term Performance

| Key Portfolio Metrics[1] | |
|---|---|
| Balances $ | $1,574 |
| % of Total Loans | 1.6% |
| NPL | $237 |
| NPL / Loans | 15.1% |
| Charge-offs | $0 |
| Charge-offs / Loans | —% |
| ACL | $101 |
| ACL / Loans | 6.4% |

## Investor Real Estate Office Portfolio Overview


7%
93%
39%
61%
24%
76%
Class A
Class B
Multi-Tenant
Single Tenant
Suburban
Urban

| ACL Rates | | |
|---|---|---|
| Single Tenant | Multi Tenant | Miscellaneous[4] |
| 3.0% | 9.6% | 2.1% |

## Ongoing Portfolio Surveillance

- Business Offices secured = 90% / unsecured = 10%
- WA LTV 67% (based on appraisal at origination or most recent received); Stressed WA LTV 87% using GreenStreet[2]; QoQ improvement reflects reduced GreenStreet discount for appraisals <12 month old, as well as an increase in updated RF appraisals
- 62% of secured outstanding IRE balances are located in the South of which 91% is Class A
- Investment Grade tenants make up ~80% of Single Tenant IRE balances
- For Office loans maturing in the next 12 months, properties are 82% leased on average (82% occupied)
- $836M or 53% of total Office balances will mature in the next 12 months[3]
- Rents have reduced slightly or remain flat from pre-COVID levels while capital costs (i.e., tenant improvements) and rent concessions are extremely high, contributing to a substantial decline in net effective rents

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 06/30/2024 results except for charge-offs, which are the 6 months ended June 30, 2024, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. QoQ balance increase primarily due to three existing credits totaling ~$70 million being reclassed to the Office sector; excluding this reclass, Office balances were flat QoQ. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of July 5, 2024; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (37% discount); applied the "Past 12 Month" discount to properties where an appraisal occurred within the last year (9% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 57

# CRE- Multi-Family Portfolio

*(Outstanding balances as of June 30, 2024)*

GENERATING
Consistent Sustainable
Long-term Performance

| Key Portfolio Metrics[1] | |
|---|---|
| Balances $ | $4,279 |
| % of Total Loans | 4.4% |
| NPL | $0 |
| NPL / Loans | —% |
| Charge-offs | $0 |
| Charge-offs / Loans | —% |
| ACL | $77 |
| ACL / Loans | 1.8% |

**Predominantly Secured and Weighted to the South[2]**



15%
85%
Secured
Unsecured
4%
10%
86%
South
West
Midwest

**Ongoing Portfolio Surveillance**

- WA LTV 52% (based on appraisal at origination or most recent received); Stressed WA LTV 62% using GreenStreet[3][4]; QoQ improvement reflects reduced GreenStreet discount for appraisals <12 month old, as well as an increase in updated RF appraisals
- Vacancies up due to record levels of construction deliveries in high growth markets, primarily in the Sunbelt
- Undersupply of housing, home price appreciation, and elevated mortgage rates are keeping renters renting longer, further backstopping demand fundamentals for multi-family property
- $1,861M or 43% of total Multi-Family balances will mature in the next 12 months[5]
- Multi-Family exposure is well diversified across ~120 submarkets; 42% is in the construction phase of development, 24% is in lease up, and 34% is stabilized
- Absent an economic recession or an unexpected further significant increase in long term interest rates, expect portfolio stress to be temporary in nature as borrowers/sponsors/markets continue to adjust to the higher interest rate environment

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 06/30/2024 results except for charge-offs, which are the 6 months ended June 30, 20124, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Geographic percentages based on IRE balances. (3) Stressed LTV based on GreenStreet's Commercial Property Price Index as of July 5, 2024; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (22% discount); applied the "Past 12 Month" discount to properties where an appraisal occurred within the last year (2% discount). (4) Excludes Affordable Housing. (5) Includes matured balances.

REGIONS | 58

# Transportation - Trucking

*(Outstanding balances as of June 30, 2024)*

GENERATING
**Consistent Sustainable Long-term Performance**

| Key Portfolio Metrics[1] | |
|---|---|
| Balances $ | $1,482 |
| % of Total Loans | 1.5% |
| NPL | $56 |
| NPL / Loans | 3.8% |
| Charge-offs | $14 |
| Charge-offs / Loans | 1.9% |
| ACL | $62 |
| ACL / Loans | 4.2% |

**Ongoing Portfolio Surveillance**

- Trucking companies are working through one of the most prolonged downturns in the U.S. domestic freight market in recent memory
- The weak volumes over the past year have also hit related businesses, including freight brokers that match loads from shippers to available trucks
- Depressed spot rates continue to put pressure on smaller carriers and force exits from industry participants which should help align capacity with demand over time
- Larger, established carriers continue to navigate the current cycle without significant deterioration in credit quality given less reliance overall on the spot market relative to smaller carriers
- Gulf of Mexico and East Coast port volumes are up YoY with near-normal water levels allowing more ship transits through the Panama Canal

(1) $ in Millions. Metrics represent 06/30/2024 results except for charge-offs, which are the 6 months ended June 30, 2024, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio.

REGIONS | 59

60 $1,731 $(21) $20 $2 $1,732 Allowance for Credit Losses 06/30/2024 • 2Q allowance essentially flat compared to the prior quarter, resulting in a $102M provision expense • Primary drivers of the overall flat ACL were a relatively stable economic forecast and improvement in the overall portfolio risk profile offset by increases in Specific Reserve for large borrowers in certain portfolios previously identified as under stress ($ in millions) 03/31/2024 Specific Reserve Changes Economic/ Qualitative Changes Portfolio Changes QoQ Highlights

61 Pre-R&S period 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 Real GDP, annualized % change 2.1% 1.9% 2.2% 2.4% 2.3% 2.4% 2.1% 2.1% 2.2 % Unemployment rate 3.9% 4.0% 4.1% 4.2% 4.2% 4.2% 4.1% 4.1% 4.0 % HPI, year-over-year % change 4.6% 3.2% 2.3% 2.2% 2.6% 3.1% 3.6% 3.9% 4.2 % CPI, year-over-year % change 3.3% 2.9% 2.9% 2.6% 2.5% 2.6% 2.6% 2.5% 2.5 % Base R&S Economic Outlook (As of June 2024) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period • Economic uncertainty is accounted for through qualitative adjustments to our modeled results • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

62 As of 6/30/2024 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $47,590 $570 1.20 % CRE-OO mortgage 4,781 109 2.27 % CRE-OO construction 370 11 3.07 % Total commercial $52,741 $690 1.31% 1.33% 1.32 % IRE mortgage 6,536 210 3.20 % IRE construction 2,301 31 1.36 % Total IRE $8,837 $241 2.72% 1.06% 1.06 % Residential first mortgage 20,206 104 0.51 % Home equity lines 3,142 83 2.63 % Home equity loans 2,410 25 1.02 % Consumer credit card 1,349 133 9.85 % Other consumer 940 75 7.98 % Total consumer $28,047 $420 1.50% 1.73% 1.40 % Sold/Acquired Portfolios(1) $7,883 $381 4.84% 5.92% 4.85 % Total $97,508 $1,732 1.78% 1.71% 1.61 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 2Q24 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.61%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

63 All Other Commercial 3.8% Investor Real Estate 13.8% Financial Services 12.5% CRE Unsecured, including REITs 10.5% Govt. Education 10.0% Consumer Services 8.5% Technology Services 7.4% Manufacturing 7.5% Energy 2.4% Agriculture 0.4% Utilities 3.7% Business Services 8.0% Distribution 6.4% Healthcare 5.1% Highly Diversified Business Portfolio $64.2B(1) (1) Balances as of 06/30/2024. (2) CRE Unsecured consists 72% of REITs. (2)

64 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 52% • 98% owner occupied • Avg. origination FICO 773 • Current LTV 35% • 62% of portfolio is 1st lien • Avg. loan size $34,529 • $79M to convert to amortizing or balloon during 2024 • Avg. origination FICO 750 • Avg. new loan $13,685 • 2Q24 Yield 8.33% • Avg. origination FICO 783 • Avg. new line $7,962 • 2Q24 Yield 14.62% • 2Q24 QTD NCO 4.00% 4% 5% 4% 4% 10% 6% 8% 16% 10% 82% 67% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 06/30/2024. Consumer R/E secured balances comprise 77% of the Consumer portfolio while Consumer non-R/E balances comprise 23% of the Consumer portfolio. (2) Other Consumer consists primarily of EnerBank and Direct portfolios. Residential Mortgage Consumer Credit Card Home Equity Other Consumer(2)

65 2024 Expectations (1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume stable or lower short-term interest rates; long-term rates held steady in the high 3%'s. Updated NII expectations include the benefit of disclosed 3Q24 securities repositioning. FY 2024 Expectations Net Interest Income (vs. 2023 of $5,320)(3) $4.7-$4.8B (expect to operate at upper end) Adjusted Non-Interest Income (vs. adjusted 2023 of $2,259)(1)(2) $2.3-$2.4B (expect to be at upper end) Adjusted Non-Interest Expense (vs. adjusted 2023 of $4,262)(1)(2) $4.15-$4.2B Average Loans (vs. 2023 of $98,239) stable to down modestly Average Deposits (vs. 2023 of $126,543) stable to down modestly Net Charge-Offs / Average Loans 40-50 bps (expect to be toward the upper end) Effective Tax Rate 20-21% Expectations for 3Q24 & Beyond(3) • NII to grow in 2H24, with asset turnover at elevated rate levels being the primary driver ◦ 3Q24 NII expected to be flat to up 2% vs 2Q24 • 2024 NIM expected to be low 3.50%'s; Higher cash levels could reduce NIM modestly in the near-term with no NII impact • Anticipate continuing to manage CET1 consistent with current levels over the near term • Expected losses are fully reserved for, assuming stable loans and economic outlook should result in a flat to declining ACL ratio over 2H24

66 Environmental, Social, and Governance Delivering shared value through strong governance practices GOVERNANCE OF ESG-RELATED RISKS AND OPPORTUNITIES Board-Level Oversight Board of Directors • ESG matters arising within the Strategic Plan, capital planning process, and annual budget • Execution of responsibilities carried out by Board committees Compensation and Human Resources Committee • Management’s efforts and programs, to ensure they foster and support a company-wide culture of ethical decision-making • Effectiveness and continuous improvement of strategies and policies regarding our Human Resources function Nominating and Corporate Governance Committee • Practices and reporting with respect to ESG matters of significance to the Company and its stakeholders • ESG-related strategy, initiatives, policies, and related stakeholder engagement Management-Level Execution Risk Committee • ESG considerations identified within the Company’s enterprise-wide Risk Management Framework and risk inventory • Matters related to environmental and social risk management Audit Committee • Functioning of the Company’s internal controls and disclosures, including disclosures on material ESG-related matters • ESG considerations within the scope of planned audit activities conducted by the Internal Audit division Technology Committee • Technology strategy, investments, expenditures, and operations • Culture and talent strategy related to technological and digital transformation Executive Leadership Team • Evaluates ESG considerations within the strategic planning process • Oversees the ESG Leadership Council • Consists of senior management ESG Leadership Council • Maintains an aggregated view of the Company’s ESG- related risks and opportunities, leveraging internal and external inputs • Provides guidance and direction on internal initiatives Risk Governance Committees • Supervise enterprise risk assessments that include ESG- related risks • Assess adherence to the Company’s risk tolerance and desired risk appetite ESG-FOCUSED DISCLOSURES • 2023 Shared Value Report • 2023 TCFD Index • 2023 SASB Index • 2023 GRI Index • 2023 Workforce Demographics (EEO-1) Index The full inventory is posted at https://www.regions.com/about-regions/ environmental-social-and-governance. Disclosure Review Committee • Reviews ESG-related disclosures in SEC reporting • Provides feedback on voluntary ESG disclosures

# Environmental, Social, and Governance

*Delivering shared value through strategic business objectives*

GENERATING **Consistent Sustainable Long-term Performance**

## GOVERNANCE

*Overseeing and managing ESG-related risks and opportunities in line with our broader business strategy*

Refreshed **Board composition** by onboarding new Directors in 2023 and 2024

Enhanced **controls within our ESG disclosure** development process through cross-functional collaboration

Continued to seek **operational efficiencies** via our goal to decrease our operational greenhouse gas emissions by 50% by the year 2030 (against a 2019 baseline)

Invested in **technology** to modernize core platforms, detect and prevent fraud, and improve the customer authentication process

Sought insight into **ESG-related risks within our business** by measuring Scope 3 financed emissions and performing climate scenario analysis

## CUSTOMERS

*Providing products and services that align with their unique ESG-related goals and strategies*

Introduced **Regions Overdraft Grace** feature, giving personal checking account customers an extra business day to make deposits and cover overdrafts

Enhanced our **Regions Explore® Visa® Credit Card**, designed for customers who want to build or re-build credit while also having access to the benefits and flexibility of a traditional credit card

Offered **customized financings** for customers with environmental goals through our Energy and Natural Resources Group and our Solar Tax Equity Finance Team

Promoted **financial wellness** by making MyGreenInsights personal finance management tool available through our mobile app

## ASSOCIATES

*Building our best team: an informed, engaged workforce that is diverse like the communities where we live and work*

Invested in a wide range of offerings through **Wellbeing@Regions**, aimed at associates' holistic wellbeing: physical, mental, financial, professional, and social

Enabled associates to pursue **educational opportunities, tuition-free**, through our partnership with Guild Education Services

Cultivated internal talent and leadership development skills under our **RegionsLEADS Cornerstones of Leadership** framework

Nurtured an **inclusive workplace** through our DEI Executive Council and DEI Networks across our footprint

Leveraged **Degreed, a customized learning experience platform**, to provide the tools to measure, build, and communicate skills inside the organization

## COMMUNITIES

*Cultivating inclusive growth by investing in the development and financial wellness of individuals, families, and businesses*

Established the **Making Life Better Institute®** to increase associate volunteer service and deepen our impact

Strengthened the **Market Executive program** to deliver a shared-value approach to local community engagement

Continued our strategic work in helping promote economic opportunities in **low- and moderate-income communities**

Launched the **Birmingham Black-Owned Business Initiative** to complement support for current and future business owners from many backgrounds in our headquarters city

Continued to rigorously prioritize initiatives with sustainable and meaningful impact through philanthropic giving, as well as lending and investments through the **Regions Foundation®** and the **Regions Community Development Corporation®**

REGIONS | 67

Appendix

69 Selected Items Impact Second Quarter 2024 Highlights (1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. The 2Q24 adjustment to other miscellaneous expense for a contingent reserve release related to a prior acquisition included a non-taxable component. ($ amounts in millions, except per share data) 2Q24 QoQ Change YoY Change Net interest income $ 1,186 0.2% (14.1)% Provision for (benefit from) credit losses 102 (32.9)% (13.6)% Non-interest income 545 (3.2)% (5.4)% Non-interest expense 1,004 (11.2)% (9.6)% Income before income taxes 625 34.7% (14.1)% Income tax expense 124 29.2% (15.6)% Net income 501 36.1% (13.8)% Preferred dividends 24 (4.0)% (4.0)% Net income available to common shareholders $ 477 39.1% (14.2)% Diluted EPS $ 0.52 40.5% (11.9)% Summary of Second Quarter Results (amounts in millions, except per share data) 2Q24 Pre-tax adjusted items(1): Securities gains (losses), net $ (50) FDIC special assesment (4) Salary and employee benefits—severance charges (4) Branch consolidation, property and equipment charges (1) Other miscellaneous expenses 37 Total pre-tax adjusted items(1) $ (22) Diluted EPS impact(2) $ (0.01)

70 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

71 Non-GAAP Reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended ($ amounts in millions) 6/30/2024 3/31/2024 12/31/2023 9/30/2023 6/30/2023 Net loan charge-offs (GAAP) $ 101 $ 121 $ 132 $ 101 $ 81 Less: charge-offs associated with the sale of loans — — 35 — — Adjusted net loan charge-offs (non-GAAP) $ 101 $ 121 $ 97 $ 101 $ 81 Net loan charge-offs as a % of average loans, annualized (GAAP) 0.42% 0.50% 0.54% 0.40% 0.33 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.42% 0.50% 0.39% 0.40% 0.33%

72 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC special assessment (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

# Non-GAAP Reconciliation

*Pre-tax Pre-Provision Income (PPI)*

GENERATING **Consistent Sustainable Long-term Performance**

| *($ amounts in millions)* | Quarter Ended 6/30/2024 | 3/31/2024 | 12/31/2023 | 9/30/2023 | 6/30/2023 | 2Q24 vs. 1Q24 | | 2Q24 vs. 2Q23 | |
|---|---|---|---|---|---|---|---|---|---|
| Net income available to common shareholders (GAAP) | **$ 477** | $ 343 | $ 367 | $ 465 | $ 556 | $ 134 | 39.1 % | $ (79) | (14.2)% |
| Preferred dividends (GAAP) | **24** | 25 | 24 | 25 | 25 | (1) | (4.0)% | (1) | (4.0)% |
| Income tax expense (GAAP) | **124** | 96 | 80 | 129 | 147 | 28 | 29.2 % | (23) | (15.6)% |
| Income before income taxes (GAAP) | **625** | 464 | 471 | 619 | 728 | 161 | 34.7 % | (103) | (14.1)% |
| Provision for credit losses (GAAP) | **102** | 152 | 155 | 145 | 118 | (50) | (32.9)% | (16) | (13.6)% |
| Pre-tax pre-provision income (non-GAAP) | **727** | 616 | 626 | 764 | 846 | 111 | 18.0 % | (119) | (14.1)% |
| Other adjustments: | | | | | | | | | |
| Securities (gains) losses, net | **50** | 50 | 2 | 1 | — | — | — % | 50 | NM |
| Leveraged lease termination gains, net | **—** | — | (1) | — | — | — | NM | — | NM |
| FDIC special assessment | **4** | 18 | 119 | — | — | (14) | (77.8)% | 4 | NM |
| Salaries and employee benefits—severance charges | **4** | 13 | 28 | 3 | — | (9) | (69.2)% | 4 | NM |
| Branch consolidation, property and equipment charges | **1** | 1 | 3 | 1 | 1 | — | — % | — | — % |
| Early extinguishment of debt | **—** | — | (4) | — | — | — | NM | — | NM |
| Other miscellaneous expenses | **(37)** | — | — | — | — | (37) | NM | (37) | NM |
| Professional, legal and regulatory expenses | **—** | 2 | 1 | — | — | (2) | (100.0)% | — | NM |
| Total other adjustments | **22** | 84 | 148 | 5 | 1 | (62) | (73.8)% | 21 | NM |
| Adjusted pre-tax pre-provision income (non-GAAP) | **$ 749** | $ 700 | $ 774 | $ 769 | $ 847 | $ 49 | 7.0 % | $ (98) | (11.6)% |

NM - Not Meaningful

REGIONS | 73

# Non-GAAP Reconciliation

*Pre-tax pre-provision income (PPI)*

GENERATING
**Consistent Sustainable Long-term Performance**

| ($ amounts in millions) | | Quarter Ended 6/30/2024 | Quarter Ended 3/31/2024 | Year Ended 2023 | Year Ended 2022 | Year Ended 2021 | Year Ended 2020 | Year Ended 2019 |
|---|---|---|---|---|---|---|---|---|
| Net income available to common shareholders (GAAP) | | $ 477 | $ 343 | $ 1,976 | $ 2,146 | $ 2,400 | $ 991 | $ 1,503 |
| Preferred dividends (GAAP) | | 24 | 25 | 98 | 99 | 121 | 103 | 79 |
| Income tax expense (GAAP) | | 124 | 96 | 533 | 631 | 694 | 220 | 403 |
| Income (loss) before income taxes (GAAP) | | 625 | 464 | 2,607 | 2,876 | 3,215 | 1,314 | 1,985 |
| Provision for (benefit from) credit losses (GAAP) | | 102 | 152 | 553 | 271 | (524) | 1,330 | 387 |
| Pre-tax pre-provision income (non-GAAP) | | 727 | 616 | 3,160 | 3,147 | 2,691 | 2,644 | 2,372 |
| Other adjustments: | | | | | | | | |
| Gain on sale of affordable housing residential mortgage loans | | — | — | — | — | — | — | (8) |
| Securities (gains) losses, net | | 50 | 50 | 5 | 1 | (3) | (4) | 28 |
| Gains on equity investment | | — | — | — | — | (3) | (50) | — |
| Leveraged lease termination gains, net | | — | — | (2) | (1) | (2) | (2) | (1) |
| Bank-owned life insurance | | — | — | — | — | (18) | (25) | — |
| Insurance proceeds | | — | — | — | (50) | — | — | — |
| FDIC insurance special assessment | | 4 | 18 | 119 | — | — | — | — |
| Salaries and employee benefits—severance charges | | 4 | 13 | 31 | — | 6 | 31 | 5 |
| Branch consolidation, property and equipment charges | | 1 | 1 | 7 | 3 | 5 | 31 | 25 |
| Contribution to the Regions Financial Corporation foundation | | — | — | — | — | 3 | 10 | — |
| Early extinguishment of debt | | — | — | (4) | — | 20 | 22 | 16 |
| Acquisition expenses | | — | — | — | — | — | 1 | — |
| Professional, legal and regulatory expenses | | — | 2 | 1 | 179 | 15 | 7 | — |
| Other Miscellaneous expenses | | (37) | — | — | — | — | — | — |
| Total other adjustments | | 22 | 84 | 157 | 132 | 23 | 21 | 65 |
| **Adjusted pre-tax pre-provision income (non-GAAP)** | A | $ 749 | $ 700 | $ 3,317 | $ 3,279 | $ 2,714 | $ 2,665 | $ 2,437 |
| **Net loan charge-offs (GAAP)** | B | $ 101 | $ 121 | $ 397 | $ 263 | $ 204 | $ 512 | $ 358 |
| **Simple avg of 4 trailing quarters of RWAs** (1) | C | $ 125,725 | $ 125,167 | $ 126,605 | $ 122,121 | $ 108,900 | $ 108,438 | $ 105,996 |
| **Annualized PPI - Charge-offs / Average Risk-Weighted Assets** | A-B / C | 2.07 % | 1.86 % | 2.31 % | 2.47 % | 2.30 % | 1.99 % | 1.96 % |

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS | 74

# Non-GAAP Reconciliation

*NII, non-interest income/expense, and efficiency ratio*

GENERATING Consistent Sustainable Long-term Performance

| ($ amounts in millions) | | Quarter Ended 6/30/2024 | 3/31/2024 | 12/31/2023 | 9/30/2023 | 6/30/2023 | 2Q24 vs. 1Q24 | | 2Q24 vs. 2Q23 | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Non-interest expense (GAAP)** | A | **$ 1,004** | $ 1,131 | $ 1,185 | $ 1,093 | $ 1,111 | $ (127) | (11.2)% | $ (107) | (9.6)% |
| Adjustments: | | | | | | | | | | |
| FDIC special assessment | | **(4)** | (18) | (119) | — | — | 14 | 77.8 % | (4) | NM |
| Branch consolidation, property and equipment charges | | **(1)** | (1) | (3) | (1) | (1) | — | — % | — | — % |
| Salary and employee benefits—severance charges | | **(4)** | (13) | (28) | (3) | — | 9 | 69.2 % | (4) | NM |
| Early extinguishment of debt | | **—** | — | 4 | — | — | — | NM | — | NM |
| Professional, legal and regulatory expenses | | **—** | (2) | (1) | — | — | 2 | 100.0 % | — | NM |
| Other miscellaneous expenses | | **37** | — | — | — | — | 37 | NM | 37 | NM |
| Adjusted non-interest expense (non-GAAP) | B | **$ 1,032** | $ 1,097 | $ 1,038 | $ 1,089 | $ 1,110 | $ (65) | (5.9)% | $ (78) | (7.0)% |
| Net interest income (GAAP) | C | **$ 1,186** | $ 1,184 | $ 1,231 | $ 1,291 | $ 1,381 | $ 2 | 0.2 % | $ (195) | (14.1)% |
| Taxable-equivalent adjustment | | **12** | 13 | 13 | 13 | 12 | (1) | (7.7)% | — | — % |
| Net interest income, taxable-equivalent basis | D | **$ 1,198** | $ 1,197 | $ 1,244 | $ 1,304 | $ 1,393 | $ 1 | 0.1 % | $ (195) | (14.0)% |
| Non-interest income (GAAP) | E | **545** | 563 | 580 | 566 | 576 | (18) | (3.2)% | (31) | (5.4)% |
| Adjustments: | | | | | | | | | | |
| Securities (gains) losses, net | | **50** | 50 | 2 | 1 | — | — | — % | 50 | NM |
| Leveraged lease termination gains | | **—** | — | (1) | — | — | — | NM | — | NM |
| Adjusted non-interest income (non-GAAP) | F | **$ 595** | $ 613 | $ 581 | $ 567 | $ 576 | (18) | (2.9)% | $ 19 | 3.3 % |
| Total revenue | C+E=G | **$ 1,731** | $ 1,747 | $ 1,811 | $ 1,857 | $ 1,957 | $ (16) | (0.9)% | $ (226) | (11.5)% |
| Adjusted total revenue (non-GAAP) | C+F=H | **$ 1,781** | $ 1,797 | $ 1,812 | $ 1,858 | $ 1,957 | $ (16) | (0.9)% | $ (176) | (9.0)% |
| Total revenue, taxable-equivalent basis | D+E=I | **$ 1,743** | $ 1,760 | $ 1,824 | $ 1,870 | $ 1,969 | $ (17) | (1.0)% | $ (226) | (11.5)% |
| Adjusted total revenue, taxable-equivalent basis (non-GAAP) | D+F=J | **$ 1,793** | $ 1,810 | $ 1,825 | $ 1,871 | $ 1,969 | $ (17) | (0.9)% | $ (176) | (8.9)% |
| Efficiency ratio (GAAP) | A/I | **57.6 %** | 64.3 % | 65.0 % | 58.5 % | 56.4 % | | | | |
| Adjusted efficiency ratio (non-GAAP) | B/J | **57.6 %** | 60.6 % | 56.9 % | 58.2 % | 56.4 % | | | | |
| Fee income ratio (GAAP) | E/I | **31.3 %** | 32.0 % | 31.8 % | 30.3 % | 29.3 % | | | | |
| Adjusted fee income ratio (non-GAAP) | F/J | **33.2 %** | 33.9 % | 31.8 % | 30.3 % | 29.3 % | | | | |

NM - Not Meaningful

REGIONS | 75

76 Quarter Ended Year Ended ($ amounts in millions) 2Q24 1Q24 2023 2022 2021 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders (GAAP) A $ 477 $ 343 $ 1,976 $ 2,146 $ 2,400 Average shareholders' equity (GAAP) $ 16,713 $ 17,121 $ 16,522 $ 16,503 $ 18,201 Less: Average intangible assets (GAAP) 5,925 5,934 5,960 6,023 5,435 Average deferred tax liability related to intangibles (GAAP) (115) (113) (106) (103) (99) Average preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,658 Average tangible common shareholders' equity (non-GAAP) B $ 9,244 $ 9,641 $ 9,009 $ 8,924 $ 11,207 Less: Average AOCI, after-tax (3,525) (3,113) (3,410) (2,021) 705 Average tangible common shareholders' equity excluding AOCI (non-GAAP) C $ 12,769 $ 12,754 $ 12,419 $ 10,945 $ 10,502 Return on average tangible common shareholders' equity (non-GAAP) A/B 20.75% 14.31% 21.93% 24.05% 21.42 % Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) A/C 15.02% 10.81% 15.91% 19.61% 22.85 % Non-GAAP Reconciliation Return on average tangible common shareholders' equity

77 Non-GAAP reconciliation Return on average tangible common shareholders' equity Quarter Ended Year Ended ($ amounts in millions) 2Q24 1Q24 2023 2022 2021 2020 2019 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 477 $ 343 $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 Average shareholders' equity $ 16,713 $ 17,121 $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 Less: Average intangible assets 5,925 5,934 5,960 6,023 5,435 5,239 4,943 Average deferred tax liability related to intangibles (115) (113) (106) (103) (99) (99) (94) Average preferred stock 1,659 1,659 1,659 1,659 1,658 1,509 1,151 Average tangible common shareholders' equity B $ 9,244 $ 9,641 $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 Return on average tangible common shareholders' equity A/B 20.75% 14.31% 21.93% 24.05% 21.42% 9.23% 14.91%

78 Quarter Ended ($ amounts in millions) 6/30/2024 3/31/2024 12/31/2023 9/30/2023 ADJUSTED CET1 RATIO Common Equity Tier 1(1) A $ 13,093 $ 12,913 $ 12,976 $ 13,056 Adjustments: AOCI gain (loss) on securities(2) (2,298) (2,264) (2,064) (3,084) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (443) (447) (451) (403) Adjusted Common Equity Tier 1 (non-GAAP) B $ 10,352 $ 10,202 $ 10,461 $ 9,569 Total risk-weighted assets(1) C $ 125,725 $ 125,271 $ 126,475 $ 126,900 CET1 ratio(1)(3) A/C 10.4% 10.3% 10.3% 10.3 % Adjusted CET1 ratio (non-GAAP)(1)(3) B/C 8.2% 8.1% 8.3% 7.5 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

# Non-GAAP reconciliation

*Non-interest income*

GENERATING
Consistent Sustainable
Long-term Performance

| ($ amounts in millions) | Year Ended | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | **2023** | 2022 | 2021 | 2020 | 2019 | 2018 | 2017 | 2016 | 2015 | 2014 | 2013 | 2012 | 2011 |
| Non-interest income (GAAP) | **$ 2,256** | $ 2,429 | $ 2,524 | $ 2,393 | $ 2,116 | $ 2,019 | $ 1,962 | $ 2,011 | $ 1,937 | $ 1,785 | $ 2,096 | $ 2,201 | $ 2,226 |
| Security (gains) losses, net | **5** | 1 | (3) | (4) | 28 | (1) | (19) | (6) | (29) | (27) | (26) | (48) | (112) |
| Bank owned life insurance | **—** | — | (18) | (25) | — | — | — | — | — | — | — | — | — |
| Leveraged lease terminations income | **(2)** | (1) | (2) | (2) | (1) | (8) | (1) | (8) | (8) | (10) | (39) | (14) | (8) |
| Loss on sale of mortgage loans | **—** | — | — | — | — | — | — | — | — | — | — | — | 3 |
| Gain on sale of other assets | **—** | — | — | — | — | — | — | — | — | — | (24) | — | — |
| Gain on sale of affordable housing residential mortgage loans | **—** | — | — | — | (8) | — | (5) | (5) | — | — | — | — | — |
| Gains on equity investment | **—** | — | (3) | (50) | — | — | — | — | — | — | — | — | — |
| Insurance proceeds | **—** | (50) | — | — | — | — | — | (50) | (91) | — | — | — | — |
| Adjusted non-interest income (non-GAAP) | **$ 2,259** | $ 2,379 | $ 2,498 | $ 2,312 | $ 2,135 | $ 2,010 | $ 1,937 | $ 1,942 | $ 1,809 | $ 1,748 | $ 2,007 | $ 2,139 | $ 2,109 |
| Less: Business sold in a subsequent period [1] | **$ —** | $ — | $ — | $ — | $ — | $ — | $ — | $ — | $ — | $ — | $ 117 | $ 111 | $ 108 |
| Adjusted non-interest income excluding business sold in a subsequent period(non-GAAP) | **$ 2,259** | **$ 2,379** | **$ 2,498** | **$ 2,312** | **$ 2,135** | **$ 2,010** | **$ 1,937** | **$ 1,942** | **$ 1,809** | **$ 1,748** | **$ 1,890** | **$ 2,028** | **$ 2,001** |

(1) In 2018, the Company sold Regions Insurance Group, Inc. and the results of this entity were separately disclosed as discontinued operations in all periods presented externally. The results from Regions Insurance Group, Inc. have been removed in previous periods for comparability.

REGIONS | 79

80 As of and for Quarter Ended ($ amounts in millions, except per share data) 6/30/2024 3/31/2024 12/31/2023 9/30/2023 6/30/2023 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 17,169 $ 17,044 $ 17,429 $ 16,100 $ 16,639 Less: Preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,659 Intangible assets (GAAP) 5,920 5,929 5,938 5,949 5,959 Deferred tax liability related to intangibles (GAAP) (119) (114) (112) (108) (106) Tangible common shareholders’ equity (non-GAAP) B $ 9,709 $ 9,570 $ 9,944 $ 8,600 $ 9,127 Total assets (GAAP) C $ 154,052 $ 154,909 $ 152,194 $ 153,624 $ 155,656 Less: Intangible assets (GAAP) 5,920 5,929 5,938 5,949 5,959 Deferred tax liability related to intangibles (GAAP) (119) (114) (112) (108) (106) Tangible assets (non-GAAP) D $ 148,251 $ 149,094 $ 146,368 $ 147,783 $ 149,803 Shares outstanding—end of quarter E 915 918 924 939 939 Total equity to total assets (GAAP) A/C 11.14% 11.00% 11.45% 10.48% 10.69 % Tangible common shareholders’ equity to tangible assets (non-GAAP) B/D 6.55% 6.42% 6.79% 5.82% 6.09 % Tangible common book value per share (non-GAAP) B/E $ 10.61 $ 10.42 $ 10.77 $ 9.16 $ 9.72 Non-GAAP Reconciliation Tangible Common Ratios

# Non-GAAP reconciliation

*Tangible Common Ratios*

GENERATING
Consistent Sustainable
Long-term Performance

| ($ amounts in millions, except per share data) | | 6/30/2024 | 3/31/2024 | 12/31/2023 | 9/30/2023 | 6/30/2023 |
|---|---|---|---|---|---|---|
| | | | | As of and for Quarter Ended | | |
| **TANGIBLE COMMON RATIOS** | | | | | | |
| Shareholders' equity (GAAP) | A | $ 17,169 | $ 17,044 | $ 17,429 | $ 16,100 | $ 16,639 |
| Less: | | | | | | |
| Preferred stock (GAAP) | | 1,659 | 1,659 | 1,659 | 1,659 | 1,659 |
| Intangible assets (GAAP) | | 5,920 | 5,929 | 5,938 | 5,949 | 5,959 |
| Deferred tax liability related to intangibles (GAAP) | | (119) | (114) | (112) | (108) | (106) |
| Tangible common shareholders' equity (non-GAAP) | B | $ 9,709 | $ 9,570 | $ 9,944 | $ 8,600 | $ 9,127 |
| Less: AOCI, after-tax (GAAP) | | (3,265) | (3,224) | (2,812) | (4,236) | (3,440) |
| Tangible common shareholders' equity excluding AOCI (non-GAAP) | C | $ 12,974 | $ 12,794 | $ 12,756 | $ 12,836 | $ 12,567 |
| | | | | | | |
| Total assets (GAAP) | D | $ 154,052 | $ 154,909 | $ 152,194 | $ 153,624 | $ 155,656 |
| Less: | | | | | | |
| Intangible assets (GAAP) | | 5,920 | 5,929 | 5,938 | 5,949 | 5,959 |
| Deferred tax liability related to intangibles (GAAP) | | (119) | (114) | (112) | (108) | (106) |
| Tangible assets (non-GAAP) | E | $ 148,251 | $ 149,094 | $ 146,368 | $ 147,783 | $ 149,803 |
| Less: AOCI, pre-tax (GAAP) | | $ (4,379) | $ (4,325) | $ (3,773) | $ (5,681) | $ (4,613) |
| Tangible assets excluding AOCI (non-GAAP) | F | $ 152,630 | $ 153,419 | $ 150,141 | $ 153,464 | $ 154,416 |
| Shares outstanding—end of quarter | G | $ 915 | $ 918 | $ 924 | $ 939 | $ 939 |
| Total equity to total assets (GAAP) | A/D | 11.14 % | 11.00 % | 11.45 % | 10.48 % | 10.69 % |
| Tangible common shareholders' equity to tangible assets (non-GAAP) | B/E | 6.55 % | 6.42 % | 6.79 % | 5.82 % | 6.09 % |
| Tangible common book value per share (non-GAAP) | B/G | $ 10.61 | $ 10.42 | $ 10.77 | $ 9.16 | $ 9.72 |
| | | | | | | |
| Tangible common shareholders' equity to tangible assests (non-GAAP), ex. AOCI | C/F | 8.50 % | 8.34 % | 8.50 % | 8.36 % | 8.14 % |

REGIONS | 81

82 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • Market replacement of LIBOR and the related effect on our legacy LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

83 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

84 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)